Exhibit 17.c


MERRILL LYNCH
MUNICIPAL BOND
FUND, INC.


FUND LOGO


Annual Report

June 30, 2000


This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.


Merrill Lynch
Municipal Bond Fund, Inc.
Box 9011
Princeton, NJ
08543-9011


Printed on post-consumer recycled paper


MERRILL LYNCH MUNICIPAL BOND FUND, INC.


Officers and
Directors


Terry K. Glenn, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Richard R. West, Director
Arthur Zeikel, Director
Vincent R. Giordano, Senior Vice President
Robert A. DiMella, Vice President
Peter J. Hayes, Vice President
Kenneth A. Jacob, Vice President
Walter C. O'Connor, Vice President
Donald C. Burke, Vice President and Treasurer
William E. Zitelli, Secretary


Custodian
The Bank of New York
90 Washington Street, 12th Floor
New York, NY 10286


Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


DEAR SHAREHOLDER

The Municipal Market Environment
At the start of the year, fixed-income bond yields were initially pushed higher as US economic growth remained robust. After growing at a 7.3% rate during the fourth quarter of 1999 and a 4.2% annual rate for all of 1999, first quarter of 2000 gross domestic product growth was 5.5%. However, despite these significant growth rates, few price measures showed any meaningful signs of future price pressures at the consumer level, despite the lowest unemployment rates since January 1970 and rising energy prices. With few signs of any economic slowdown, the Federal Reserve Board continued to raise short-term interest rates in February, March and May 2000. The Federal Reserve Board cited both the continued growth of US employment and the continued strength of US equity markets as reasons for attempting to moderate US economic growth before inflationary price increases can be realized. By late January 2000, US Treasury bond yields rose over 25 basis points (0.25%) to 6.75%. Similarly, as measured by the Bond Buyer Revenue Bond Index, long-term, tax-exempt bond yields rose approximately 15 basis points to 6.35%.

Since then, however, fixed-income markets have largely ignored strong economic fundamentals and concentrated upon very positive technical supply factors. Declining bond issuance - both current, and more importantly, expected future issuance - helped push bond yields lower from late-January to mid-April 2000. In late January and early February 2000, the US Treasury announced its intention to reduce the amounts to be auctioned in quarterly Treasury note and bond auctions. Furthermore, budgetary surpluses allowed the US Treasury to repurchase outstanding, higher-couponed Treasury issues, primarily in the 15-year and longer maturity sector. Both of these actions resulted in a significant reduction in the outstanding supply of longer-dated maturity US Treasury debt. Domestic and international investors quickly began to accumulate what was expected to become a scarce commodity and bond prices quickly rose.

By mid-April 2000, US Treasury bond yields had declined over 100 basis points to 5.67%. However, bond yields rose somewhat during the remainder of the period as economic statistics were released indicating that the economic strength seen in late 1999 was continuing into early 2000. The domestic decline in long-term US Treasury yields resulted in an inverted yield curve as short-term and intermediate-term interest rates did not fall proportionately to long-term interest rates as the Federal Reserve Board was expected to continue to raise short-term interest rates. The current inversion has had much more to do with debt reduction and Treasury buy-backs than with market expectations of slower economic growth. Over the last six months, long-term US Treasury bond yields have fallen almost 60 basis points to end the period at 5.90%.

Tax-exempt bond yields also have declined in recent months. The decline has largely been in response to the rally in US Treasury securities, as well as a continued positive technical supply environment. States such as California and Maryland have announced that their large current and anticipated future budget surpluses will permit the cancellation or postponement of expected bond issuance. Additionally, some issuers have initiated tenders to repurchase existing debt, reducing the supply of tax-exempt bonds in the secondary market as well. Since their recent peak in January 2000, long-term municipal bond yields have declined over 30 basis points to finish the six-month period ended June 30, 2000 at 5.90%.

The relative underperformance of the municipal bond market in recent months has been especially disappointing given the strong technical position the tax-exempt bond market has enjoyed. The issuance of long-term, tax-exempt securities has dramatically declined. Over the last year, $199 billion in new long-term municipal securities was issued, a decline of almost 20% versus the same period a year earlier. For the six months ended June 30, 2000, approximately $90 billion in new tax-exempt bonds was underwritten, a decline of over 20% compared to the same period in 1999.

Although investors received over $30 billion in coupon payments, bond maturities and the proceeds from early bond redemptions during January and February, and expect to receive a similar amount on June 1 and July 1, 2000, along with the highest municipal bond yields in three years, overall investor demand has diminished. Long-term municipal bond mutual funds have seen consistent outflows in recent months as the yields of individual securities have risen faster than those larger, more diverse mutual funds. Thus far this year, tax- exempt mutual funds have had net redemptions of more than $12 billion. Also, the demand from property and casualty insurance companies has weakened as a result of the losses incurred from a series of damaging storms across much of the eastern United States. Additionally, many institutional investors who have in recent years been drawn to the municipal bond market by historically attractive tax-exempt bond yield ratios of over 90% have found other asset classes even more compelling. Even with a favorable supply position, tax-exempt municipal bond yields have underperformed their taxable counterparts.

Significantly lower municipal bond yields are still likely to require weaker US employment growth and consumer spending. The actions taken in recent months by the Federal Reserve Board, as well as the expected action in August 2000, will eventually slow US economic growth. Recent declines in US new home sales are perhaps among the first signs that consumer spending is being slowed by higher interest rates. Until further signs develop, it is likely that the municipal bond market's current favorable technical position will dampen significant tax-exempt interest rate volatility and provide a stable environment for eventual improvement in municipal bond prices.

Fiscal Year in Review
Insured Portfolio
In managing the Insured Portfolio, we seek to provide a balanced performance, focusing on achieving a high current yield with a competitive total return. While remaining fully invested for most of the past year, we concentrated on selling discount bonds with longer maturities and purchasing premium coupons in the 10-year - 20-year range. This strategy enabled the Portfolio to maintain a very competitive yield with a more neutral interest rate posture. Historically, the 15-year area of the municipal yield curve has provided above-average, risk-adjusted returns in the municipal market. In addition, we have concentrated on increasing call protection whenever the new-issue market became active.

Insured Portfolio started the fiscal year slightly aggressive with regard to its interest rate exposure. The increase in tax-exempt yields during the second half of 1999 caused the Portfolio to suffer on a total return basis. We utilized the increase in interest rates to realize capital losses and to increase current income, while at the same time purchasing more attractively structured bonds that have not been seen in the municipal bond market since April 1997. This strategy helped the Portfolio perform well in the first half of 2000, as municipal bond interest rates staged a significant rally. Going forward, we believe the Portfolio is structured well with a high current income, low volatility position. We expect to maintain this strategy until there is a clear sign that the economy is slowing and the Federal Reserve Board has contained inflation.

National Portfolio
In managing the National Municipal Portfolio of Merrill Lynch Municipal Bond Fund, Inc., we seek to provide a balanced performance, focusing our strategy on achieving a high current yield along with a competitive total return. We usually maintain a fully invested position, concentrating the majority of the Portfolio's assets in high-quality municipal securities. At June 30, 2000, 75% of total assets were invested in securities rated AA or higher, with 57% rated AAA because of bond insurance or US Treasury escrows. Concentrating on higher-quality securities helped performance over the past year as credit quality spreads have widened. The municipal marketplace has been characterized by abnormally long periods of price volatility as reduced issuance and lack of mutual fund cash flow has left the secondary marketplace in a state of illiquidity.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


Our strategy has been aimed at positioning the Portfolio to be less sensitive to price volatility. Rallies in municipal bond prices have been used to sell longer duration, discount securities that react more drastically to market movements. Inverse floater positions were reduced, and in some cases restructured to provide a higher degree of current return, but with less market sensitivity. Overall, the Portfolio was positioned to be more market neutral with a slight lean toward the aggressive side in order to take advantage of municipal market technicals. As a result, the Portfolio delivered superior returns, while maintaining an extremely high-quality security mix.

National Portfolio's performance suffered in the first half of the fiscal year primarily because of two factors. First, the Portfolio's exposure to long duration, aggressively structured securities caused it to be more sensitive to negative price movements as rates rose into year-end. Additionally, municipal bonds underperformed other taxable, fixed-income securities; an unusual event, particularly in a rising interest rate environment. The Portfolio is typically fully invested, so this underperformance of municipal bonds negatively impacted total returns. Furthermore, although the Portfolio is concentrated in higher-quality issues, widening credit spreads did affect the small portion of Portfolio assets in lower-quality holdings. We basically stayed the course through the first half of 2000, and the Portfolio's performance improved. As of June 30, 2000, we did not experience any credit concerns, and falling interest rates have allowed the Portfolio to enjoy a good degree of price appreciation. We are currently locking in some of these gains by restructuring in an effort to temper some of the Portfolio's volatility. Maturities on new purchases have been shorter, taking advantage of a relatively flat yield curve, and average couponing has been increased. Going forward, we believe these two structural changes should leave the Portfolio in a position to continue to produce a generous level of tax-exempt income with less sensitivity to market fluctuations.

Limited Maturity Portfolio
For much of the fiscal year, Limited Maturity Portfolio was positioned with the belief that a tight Federal Reserve Board monetary policy would maintain an upward bias with respect to short- term interest rates. Although the average portfolio maturity was maintained in the 1.4-year - 1.7-year range, cash reserves fluctuated between 5% and 15% for much of the period. This provided the Portfolio with both a measure of protection against rising short-term interest rates, as well as a mechanism to meet continued shareholder redemptions. Over the 12 months ended June 30, 2000, this strategy allowed Limited Maturity Portfolio to outperform the average of its peers, as measured by Lipper Analytical Services, Inc.

Over the last several months, cash reserves in Limited Maturity Portfolio have been reduced to between 0% and 5% of net assets. The primary focus continues to be higher-quality securities that generally maintain their value better than lower-rated issues in periods of volatility. Additionally, we purchased some securities trading at deeper discounts to their par value with the belief that these securities had become undervalued during the extreme volatility that occurred in the first several months of 2000. This was done because of our belief that the Federal Reserve Board may be reaching the end of its tightening cycle. Should the economy begin to slow, the Portfolio would be well positioned to take advantage of a fall in interest rates.

In Conclusion
We appreciate your ongoing interest in Merrill Lynch Municipal Bond Fund, Inc., and we look forward to serving your investment needs in the months and years to come.

Sincerely,


(Terry K. Glenn)
Terry K. Glenn
President and Director


(Vincent R. Giordano)
Vincent R. Giordano
Senior Vice President


(Robert A. DiMella)
Robert A. DiMella
Vice President and
Portfolio Manager


(Peter J. Hayes)
Peter J. Hayes
Vice President and
Portfolio Manager


(Walter C. O'Connor)
Walter C. O'Connor
Vice President and
Portfolio Manager


August 7, 2000


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


PERFORMANCE DATA

About Fund
Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge (front-end load) of 1% and bears no ongoing distribution or account maintenance fees.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year for Insured and National Portfolios. Limited Maturity Portfolio is subject to a maximum contingent deferred sales charge of 1% if redeemed within one year of purchase. In addition, Insured and National Portfolios are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. All three classes of shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25% for Insured and National Portfolios. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. In addition, Class C Shares for all three Portfolios are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee) for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.


Insured Portfolio's
Class A and
Class B Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the total return based on a $10,000 investment of Class A and Class B Shares in comparison to the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                        6/90           6/00

Insured Portfolio++-
Class A Shares*                       $ 9,600         $17,856

Insured Portfolio++-
Class B Shares*                       $10,000         $17,249

Lehman Brothers Municipal
Bond Index++++                        $10,000         $19,792


* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++ The Insured Portfolio invests primarily in long-term, investment-grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.


Insured Portfolio's
Class A and
Class B Shares

Average Annual
Total Return


                                     % Return Without % Return With
Class A Shares*                        Sales Charge   Sales Charge**

Year Ended 6/30/00                         +1.21%         -2.84%
Five Years Ended 6/30/00                   +4.77          +3.92
Ten Years Ended 6/30/00                    +6.40          +5.97

*   Maximum sales charge is 4%.
**  Assuming maximum sales charge.


                                         % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

Year Ended 6/30/00                         +0.57%         -3.21%
Five Years Ended 6/30/00                   +3.98          +3.98
Ten Years Ended 6/30/00                    +5.60          +5.60

* Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.
**   Assuming payment of applicable contingent deferred sales charge.


Insured Portfolio's
Class C and
Class D Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the total return based on a $10,000 investment of Class C and Class D Shares in comparison to the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                      10/21/94**        6/00

Insured Portfolio++-
Class C Shares*                       $10,000         $13,193

Insured Portfolio++-
Class D Shares*                       $ 9,600         $13,075

Lehman Brothers Municipal
Bond Index++++                        $10,000         $14,645


* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**   Commencement of operations.
++ The Insured Portfolio invests primarily in long-term, investment- grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.
The starting date for the Index is from 10/31/94.


Insured Portfolio's
Class C and
Class D Shares

Average Annual
Total Return


                                         % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

Year Ended 6/30/00                         +0.52%         -0.42%
Five Years Ended 6/30/00                   +3.92          +3.92
Inception (10/21/94) through 6/30/00       +4.99          +4.99

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**   Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
Class D Shares*                        Sales Charge   Sales Charge**

Year Ended 6/30/00                         +0.96%         -3.08%
Five Years Ended 6/30/00                   +4.51          +3.66
Inception (10/21/94) through 6/30/00       +5.58          +4.82

*    Maximum sales charge is 1%.
**   Assuming maximum sales charge.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


PERFORMANCE DATA (continued)


National Portfolio's
Class A and
Class B Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the total return based on a $10,000 investment of Class A and Class B Shares in comparison to the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                        6/90           6/00

National Portfolio++-
Class A Shares*                       $ 9,600         $18,145

National Portfolio++-
Class B Shares*                       $10,000         $17,546

Lehman Brothers Municipal
Bond Index++++                        $10,000         $19,792


* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++ The National Portfolio invests primarily in long-term municipal bonds rated in any rating category.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Past performance is not predictive of future performance.


National Portfolio's
Class A and
Class B Shares

Average Annual
Total Return


                                     % Return Without % Return With
Class A Shares*                        Sales Charge   Sales Charge**

Year Ended 6/30/00                         +0.58%         -3.45%
Five Years Ended 6/30/00                   +5.15          +4.29
Ten Years Ended 6/30/00                    +6.57          +6.14


*    Maximum sales charge is 4%.
**   Assuming maximum sales charge.


                                         % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

Year Ended 6/30/00                         -0.09%         -3.89%
Five Years Ended 6/30/00                   +4.35          +4.35
Ten Years Ended 6/30/00                    +5.78          +5.78


* Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.
**   Assuming payments of applicable contingent deferred sales charge.


National Portfolio's
Class C and
Class D Shares

Total Return
Based on a $10,000
Investment


A line graph illustrating the total return based on a $10,000 investment of Class C and Class D Shares in comparison to the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                      10/21/94**        6/00

National Portfolio++-
Class C Shares*                       $10,000         $13,329

National Portfolio++-
Class D Shares*                       $ 9,600         $13,207

Lehman Brothers Municipal
Bond Index++++                        $10,000         $14,645


* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**   Commencement of operations.
++ The National Portfolio invests primarily in long-term municipal bonds rated in any rating category.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.

     Past performance is not predictive of future performance.


National Portfolio's
Class C and
Class D Shares

Average Annual
Total Return


                                         % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

Year Ended 6/30/00                         -0.13%         -1.08%
Five Years Ended 6/30/00                   +4.30          +4.30
Inception (10/21/94) through 6/30/00       +5.18          +5.18

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**   Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
Class D Shares*                        Sales Charge   Sales Charge**

Year Ended 6/30/00                         +0.43%         -3.59%
Five Years Ended 6/30/00                   +4.89          +4.03
Inception (10/21/94) through 6/30/00       +5.76          +5.01


*    Maximum sales charge is 4%.
**   Assuming maximum sales charge.


Limited Maturity
Portfolio's
Class A and
Class B Shares

Total Return
Based on a $10,000
Investment


A line graph illustrating the total return based on a $10,000 investment of Class A and Class B Shares in comparison to the Lehman Brothers Municipal Bond Index++++ and Lehman Brothers 3-Year General Obligation Bond Index++++++. Beginning and ending values are:

                                        6/90           6/00

Class A Shares

Limited Maturity Portfolio++-
Class A Shares*                       $10,000         $15,300

Lehman Brothers Municipal
Bond Index++++                        $10,000         $19,792

Lehman Brothers 3-Year General
Obligation Bond Index++++++           $10,000         $17,170

Class B Shares                       11/02/92**         6/00

Limited Maturity Portfolio++-
Class B Shares*                       $10,000         $13,004

Lehman Brothers Municipal
Bond Index++++                        $10,000         $15,980

Lehman Brothers 3-Year General
Obligation Bond Index++++++           $10,000         $14,286


* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**   Commencement of operations.
++ The Limited Maturity Portfolio invests primarily in investment- grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/92.
++++++ This unmanaged Index consists of state and local government obligation bonds that mature in 3 years--4 years, rated Baa or better. The starting date for the Index in the Class B Shares' graph is from 10/31/92.

Past performance is not predictive of future performance.


Limited Maturity
Portfolio's
Class A and
Class B Shares

Average Annual
Total Return

                                     % Return Without % Return With
Class A Shares*                        Sales Charge   Sales Charge**

Year Ended 6/30/00                         +3.31%         +2.27%
Five Years Ended 6/30/00                   +3.82          +3.61
Ten Years Ended 6/30/00                    +4.45          +4.34

*  Maximum sales charge is 1%.
** Assuming maximum sales charge.


                                         % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

Year Ended 6/30/00                         +2.94%         +1.94%
Five Years Ended 6/30/00                   +3.47          +3.47
Inception (11/2/92) through 6/30/00        +3.49          +3.49

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**  Assuming payment of applicable contingent deferred sales charge.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


PERFORMANCE DATA (concluded)


Limited Maturity
Portfolio's
Class C and
Class D Shares

Total Return
Based on a $10,000
Investment

A line graph illustrating the total return based on a $10,000 investment of Class C and Class D Shares in comparison to the Lehman Brothers Municipal Bond Index++++ and Lehman Brothers 3-Year General Obligation Bond Index++++++. Beginning and ending values are:

                                      10/21/94**        6/00

Limited Maturity Portfolio++-
Class C Shares*                       $10,000         $12,208

Limited Maturity Portfolio++-
Class D Shares*                       $10,000         $12,324

Lehman Brothers Municipal
Bond Index++++                        $10,000         $14,645

Lehman Brothers 3-Year General
Obligation Bond Index++++++           $10,000         $13,199


* Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**   Commencement of operations.
++ The Limited Maturity Portfolio invests primarily in investment- grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years.
++++ This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.
++++++ This unmanaged Index consists of state and local government obligation bonds that mature in 3 years--4 years, rated Baa or better. The starting date for the Index is from 10/31/94.

Past performance is not predictive of future performance.


Limited Maturity
Portfolio's
Class C and
Class D Shares

Average Annual
Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

Year Ended 6/30/00                         +2.93%         +1.94%
Five Years Ended 6/30/00                   +3.35          +3.35
Inception (10/21/94) through 6/30/00       +3.57          +3.57


* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**   Assuming payment of applicable contingent deferred sales charge.


                                     % Return Without % Return With
Class D Shares*                        Sales Charge   Sales Charge**

Year Ended 6/30/00                         +3.20%         +2.17%
Five Years Ended 6/30/00                   +3.71          +3.51
Inception (10/21/94) through 6/30/00       +3.92          +3.74


*   Maximum sales charge is 1%.
**  Assuming maximum sales charge.


Recent
Performance
Results*

                                                                                                 Ten Years/
                                                                                                   Since
                                                                       6 Month      12 Month     Inception    Standardized
As of June 30, 2000                                                  Total Return Total Return  Total Return  30-Day Yield
ML Municipal Bond Fund, Inc. Insured Portfolio Class A Shares**           +4.59%      +1.21%       +86.01%         5.15%
ML Municipal Bond Fund, Inc. Insured Portfolio Class B Shares**           +4.34       +0.57        +72.50          4.61
ML Municipal Bond Fund, Inc. Insured Portfolio Class C Shares**           +4.32       +0.52        +31.93          4.56
ML Municipal Bond Fund, Inc. Insured Portfolio Class D Shares**           +4.60       +0.96        +36.19          4.91
ML Municipal Bond Fund, Inc. National Portfolio Class A Shares**          +4.79       +0.58        +89.03          5.43
ML Municipal Bond Fund, Inc. National Portfolio Class B Shares**          +4.39       -0.09        +75.47          4.89
ML Municipal Bond Fund, Inc. National Portfolio Class C Shares**          +4.48       -0.13        +33.29          4.84
ML Municipal Bond Fund, Inc. National Portfolio Class D Shares**          +4.66       +0.43        +37.57          5.18

ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class A Shares*** +1.96       +3.31        +54.53          4.35
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class B Shares*** +1.88       +2.94        +30.04          4.03
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class C Shares*** +1.88       +2.93        +22.08          4.03
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio Class D Shares*** +2.01       +3.20        +24.48          4.23

----------------
* Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date.
** The Fund's ten-year/since inception periods are ten years for Class A & Class B Shares and from 10/21/94 for Class C & Class D Shares.
*** The Fund's ten-year/since inception periods are ten years for Class A Shares; from 11/2/92 for Class B Shares; and from 10/21/94 for Class C& Class D Shares.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000

SCHEDULE OF INVESTMENTS                                                                                       (in Thousands)

                  Municipal Bonds                                                                          Insured Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Alabama--1.6%       AAA      Aaa    $12,500   Alabama State Docks Department, Docks Facilities Revenue
                                              Refunding Bonds, 5.50% due 10/01/2022 (e)                       $   12,064
                    AAA      Aaa      1,585   Alabama Water Pollution Control Authority Revenue Bonds,
                                              Revolving Fund Loan, Series A, 6.75% due 8/15/2017 (b)               1,690
                    AAA      NR*      1,250   Mobile, Alabama, GO, Refunding, 10.875% due 11/01/2007 (c)           1,594
                    AAA      Aaa      7,000   University of Alabama, University Revenue Bonds
                                              (Birmingham), 6% due 10/01/2020 (h)                                  7,169

Arizona--0.6%       AAA      Aaa      6,750   Arizona State Municipal Financing Program, COP, Series 34,
                                              7.25% due 8/01/2009 (g)                                              7,784

California--1.2%    AAA      Aaa      3,000   California Statewide Communities Development Authority,
                                              COP (Kaiser Permanente), 5.30% due 12/01/2015 (i)                    2,989
                    AAA      Aaa      5,800   Oakland, California, Redevelopment Agency, Tax Allocation
                                              Refunding Bonds, INFLOS, 7.611% due 9/01/2019 (d)(e)                 5,901
                                              Rialto, California, Unified School District, GO, Series A (h):
                    AAA      Aaa     13,985      6.12%** due 6/01/2019                                             4,706
                    AAA      Aaa     11,685      6.24%** due 6/01/2025                                             2,698

Colorado--2.3%                                Denver, Colorado, City and County Airport Revenue
                                              Refunding Bonds (e):
                    AAA      Aaa     31,160      RIB, Series 153, 6.251% due 11/15/2025 (d)                       30,089
                    AAA      Aaa      1,500      Series D, 5.50% due 11/15/2025                                    1,435

District of         AAA      Aaa      7,500   District of Columbia, GO, Refunding, Series B, 5.50%
Columbia--0.6%                                due 6/01/2014 (i)                                                    7,485

Florida--4.8%                                 Dade County, Florida, Water and Sewer System
                                              Revenue Bonds (h):
                    AAA      Aaa     10,000      5.25% due 10/01/2026                                              9,377
                    A1+      VMIG1++  2,500      VRDN, 4.70% due 10/05/2022 (f)                                    2,500
                                              Florida State Board of Education, Lottery Revenue
                                              Bonds, Series B (h):
                    AAA      Aaa      4,400      5.75% due 7/01/2009                                               4,640
                    AAA      Aaa      8,900      6% due 7/01/2013                                                  9,491
                    AAA      Aaa      9,435      6% due 7/01/2014                                                 10,004
                    AAA      Aaa      9,645      6% due 7/01/2015                                                 10,178
                    AAA      Aaa     14,800   Florida State Department of Environmental Protection,
                                              Preservation Revenue Bonds, Series A, 5.75% due
                                              7/01/2008 (h)                                                       15,574
                    AAA      Aaa        500   Jacksonville, Florida, Health Facilities Authority,
                                              Hospital Revenue Refunding Bonds, 11.50% due
                                              10/01/2012 (a)(c)                                                      780
                    AAA      Aaa      2,240   West Coast Regional Water Supply Authority, Florida,
                                              Capital Improvement Revenue Bonds, 10% due
                                              10/01/2010 (a)(b)                                                    3,030

Georgia--3.1%                                 Georgia Municipal Electric Authority, Power Revenue
                                              Refunding Bonds:
                    AAA      Aaa     20,000      Series EE, 7% due 1/01/2025 (b)                                  23,293
                    AAA      Aaa      9,000      Series Y, 6.40% due 1/01/2013 (b)                                 9,914
                    AAA      Aaa     10,000      Series Z, 5.50% due 1/01/2020 (e)                                 9,906

Hawaii--0.9%        AAA      Aaa     10,000   Hawaii State Airport System, Revenue Refunding Bonds,
                                              6.45% due 7/01/2013 (e)                                             10,549
                    AAA      Aaa      2,000   Honolulu, Hawaii, City and County Wastewater System
                                              Revenue Refunding Bonds, Second Bond Resolution
                                              (Junior Series), 5.25% due 7/01/2017 (h)                             1,909

Illinois--13.4%                               Chicago, Illinois, Board of Education, GO (Chicago School
                                              Reform Project):
                    AAA      Aaa     12,650      Series A, 5.25% due 12/01/2022 (b)                               11,708
                    AAA      Aaa     49,000      Series B-1, 6.334%** due 12/01/2027 (h)                           9,151
                    AAA      Aaa     20,880   Chicago, Illinois, GO, Project and Refunding Bonds,
                                              5.25% due 1/01/2020 (h)                                             19,549
                    AAA      Aaa      2,000   Chicago, Illinois, O'Hare International Airport Revenue Bonds
                                              (Passenger Facility Charge), Series A, 5.625% due 1/01/2015(b)       2,009
                    AAA      Aaa     11,250   Chicago, Illinois, O'Hare International Airport Revenue
                                              Refunding Bonds, Senior Lien, Series A, 5% due 1/01/2013 (e)        10,678
                    AAA      Aaa     12,000   Illinois Development Finance Authority, PCR, Refunding
                                              (Illinois Power Company Project), Series A, 5.40%
                                              due 3/01/2028 (e)                                                   11,159
                    AAA      Aaa      3,250   Illinois Health Facilities Authority Revenue Bonds
                                              (Elmhurst Memorial Hospital), 6.625% due 1/01/2022 (h)               3,383
                                              Illinois Health Facilities Authority, Revenue Refunding Bonds:
                    AAA      Aaa      3,740      (Methodist Medical Center), 5.50% due 11/15/2011 (e)              3,775
                    A1       VMIG1++  3,300      (Resurrection Health), VRDN, Series A, 4.65% due
                                                 5/15/2029 (f)(i)                                                  3,300
                    A1       VMIG1++ 20,900      (University of Chicago Hospitals), VRDN, 4.60% due
                                                 8/01/2026 (e)(f)                                                 20,900
                    AAA      NR*     14,450   Illinois Health Facilities Authority, Revenue Refunding
                                              Bonds, RIB, Series 166, 6.85% due 2/15/2024 (b)(d)(j)               14,339
                                              Illinois Regional Transportation Authority Revenue Bonds:
                    AAA      Aaa     20,615      6.50% due 7/01/2026 (e)                                          22,807
                    AAA      Aaa     26,000      Series A, 6.25% due 6/01/2004 (a)(e)                             27,773
                    AAA      Aaa      3,000   Illinois State, GO, 5.75% due 5/01/2004 (a)(b)                       2,989
                    AAA      Aaa      3,000   Metropolitan Pier and Exposition Authority, Illinois,
                                              Dedicated State Tax Revenue Refunding Bonds (McCormick Plant
                                              Expansion Project), 5.50% due 12/15/2024 (h)                         2,872
                    NR*      Aaa      9,000   Northern Illinois University, Auxiliary Facilities System,
                                              Revenue Refunding Bonds, 5.75% due 4/01/2022 (h)                     8,900
                    AAA      Aaa      6,905   Will and Kendall Counties, Illinois, Community Consolidated
                                              School District Number 202, GO, 5.75% due 12/30/2011 (i)             7,208

Indiana--3.0%       AAA      Aaa     15,000   Indiana Health Facilities Financing Authority, Hospital
                                              Revenue Refunding Bonds (Sisters of Saint Francis
                                              Health), Series A, 5.375% due 11/01/2027 (e)                        13,694
                    AAA      Aaa      5,555   Indiana State Office Building Commission, Facilities
                                              Revenue Bonds (Miami Correctional Facility-Phase 1),
                                              Series A, 5.50% due 7/01/2015 (b)                                    5,555
                    AAA      Aaa      4,040   Indianapolis, Indiana, Local Public Improvement Revenue
                                              Bonds, 7.90% due 2/01/2002 (a)(g)                                    4,051
                    AAA      Aaa      2,500   Penn, Indiana, High School Building Corporation Revenue
                                              Bonds, First Mortgage, 6.125% due 1/15/2005 (a)(e)                   2,663
                    A1+      Aaa      5,300   Rockport, Indiana, PCR, Refunding (AEP Generating Company
                                              Project), VRDN, Series A, 4.60% due 7/01/2025 (b)(f)                 5,300
                    AAA      Aaa     10,370   Wayne Township, Indiana, Marion County School Building
                                              Corporation Revenue Bonds, First Mortgage, 5.50%
                                              due 1/15/2022 (e)                                                    9,892

Kansas--0.9%        AAA      Aaa     11,000   Kansas City, Kansas, Utility System Revenue Refunding and
                                              Improvement Bonds, 6.25% due 9/01/2014 (h)                          11,681

Kentucky--0.2%      A1       VMIG1++  2,300   Kentucky Economic Development Finance Authority, Hospital
                                              Facilities Revenue Refunding Bonds (Baptist
                                              Healthcare), VRDN, Series C, 4.60% due 8/15/2031 (e)(f)              2,300

Maryland--0.4%      AAA      Aaa      4,400   Maryland State Health and Higher Educational Facilities
                                              Authority Revenue Bonds (University of Maryland
                                              Medical System), Series B, 7% due 7/01/2022 (h)                      5,100


Portfolio
Abbreviations

To simplify the listings of Merrill Lynch Municipal Bond Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.


ACES SM     Adjustable Convertible Extendable Securities
AMT         Alternative Minimum Tax (subject to)
BAN         Bond Anticipation Notes
COP         Certificates of Participation
EDA         Economic Development Authority
GO          General Obligation Bonds
HDA         Housing Development Authority
HFA         Housing Finance Agency
IDA         Industrial Development Authority
IDR         Industrial Development Revenue Bonds
INFLOS SM   Inverse Floating Rate Municipal Bonds
IRS         Inverse Rate Securities
LEVRRS      Leveraged Reverse Rate Securities
PCR         Pollution Control Revenue Bonds
RIB         Residual Interest Bonds
RITR        Residual Interest Trust Receipts
S/F         Single-Family
TAN         Tax Anticipation Notes
TRAN        Tax Revenue Anticipation Notes
VRDN        Variable Rate Demand Notes


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


SCHEDULE OF INVESTMENTS (continued)                                                                     (in Thousands)

                  Municipal Bonds                                                                    Insured Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Massachusetts       AAA      Aaa    $ 3,145   Massachusetts Educational Loan Authority, Education
--2.2%                                        Loan Revenue Bonds, AMT, Issue D, Series A, 7.25% due
                                              1/01/2009 (e)                                                    $   3,235
                    AAA      Aaa     10,000   Massachusetts State Health and Educational Facilities
                                              Authority Revenue Bonds (Beth Israel Deaconess Medical Center),
                                              INFLOS, Series G-4, 7.255% due 7/01/2025 (b)(d)                      9,887
                    AAA      Aaa      3,100   Massachusetts State Health and Educational Facilities
                                              Authority, Revenue Refunding Bonds (Saint Elizabeth's
                                              Hospital), LEVRRS, Series E, 8.75% due 8/12/2021 (d)(i)              3,317
                    AAA      Aaa      5,000   Massachusetts State Housing Finance Agency, Rental Housing,
                                              Mortgage Revenue Bonds, AMT, Series B, 5.55% due 7/01/2040 (b)       4,488
                    AAA      Aaa      9,500   Massachusetts State Turnpike Authority, Metropolitan
                                              Highway System Revenue Refunding Bonds, Sub-Series B, 5.25%
                                              due 1/01/2017 (e)                                                    9,135

Michigan--1.3%      AAA      Aaa      6,915   Michigan State, HDA, Rental Housing Revenue Refunding
                                              Bonds, Series B, 6.15% due 10/01/2015 (e)                            7,016
                    AAA      Aaa     10,000   Michigan State Strategic Fund, Limited Obligation Revenue
                                              Refunding Bonds (Detroit Edison Company), Series AA, 6.40%
                                              due 9/01/2025 (e)                                                   10,425

Minnesota--1.5%     NR*      Aaa      5,860   Delano, Minnesota, Independent School District Number
                                              879, GO, Series A, 5.875% due 2/01/2025 (i)                          5,926
                    AAA      Aaa      5,910   Minneapolis and Saint Paul, Minnesota, Metropolitan
                                              Airports Commission, Airport Revenue Bonds, AMT,
                                              Series B, 6.20% due 1/01/2017 (h)                                    6,161
                                              Sauk Rapids, Minnesota, Independent School District
                                              Number 047, GO, Series A (e):
                    NR*      Aaa      3,735      5.65% due 2/01/2020                                               3,709
                    NR*      Aaa      4,440      5.70% due 2/01/2021                                               4,429

Mississippi--0.1%   AAA      Aaa      1,320   Harrison County, Mississippi, Wastewater Management
                                              District, Revenue Refunding Bonds (Wastewater
                                              Treatment Facilities), Series A, 8.50% due 2/01/2013 (h)             1,698

Missouri--1.6%                                Kansas City, Missouri, Airport Revenue Refunding and
                                              Improvement Bonds, Series A (e):
                    AAA      Aaa     12,990      5.50% due 9/01/2013                                              13,191
                    AAA      Aaa      9,000      5.50% due 9/01/2014                                               9,090

Nevada--3.5%        AAA      Aaa     45,000   Washoe County, Nevada, Water Facility Revenue Bonds
                                              (Sierra Pacific Power Company), AMT, 6.65% due
                                              6/01/2017 (e)                                                       47,342

New Jersey--12.0%   AAA      Aaa      6,810   Cape May County, New Jersey, Industrial Pollution
                                              Control Financing Authority Revenue Refunding Bonds
                                              (Atlantic City Electric Company Project), Series A,
                                              6.80% due 3/01/2021 (e)                                              7,793
                    AAA      Aaa     28,750   New Jersey EDA, Natural Gas Facilities Revenue Refunding
                                              Bonds (NUI Corporation Project), Series A, 6.35%
                                              due 10/01/2022 (b)                                                  30,047
                    AAA      Aaa      5,000   New Jersey EDA, Water Facilities Revenue Bonds
                                              (American Water Company Inc.), AMT, Series B, 5.375% due
                                              5/01/2032 (h)                                                        4,643
                    AAA      Aaa      4,460   New Jersey Sports and Exposition Authority, State
                                              Contract Revenue Refunding Bonds, Series A, 5.50% due
                                              3/01/2016 (e)                                                        4,511
                    AAA      Aaa     15,505   New Jersey State Housing and Mortgage Finance Agency,
                                              Home Buyer Revenue Bonds, AMT, Series M, 7% due
                                              10/01/2026 (e)                                                      16,269
                                              New Jersey State Turnpike Authority, Turnpike Revenue
                                              Refunding Bonds:
                    AAA      Aaa     14,000      Series A, 5.25% due 1/01/2005 (e)                                14,269
                    AAA      Aaa     30,000      Series A, 5.50% due 1/01/2006 (e)                                30,976
                    AAA      Aaa      4,215      Series C, 6.50% due 1/01/2008 (b)                                 4,609
                                              Salem County, New Jersey, Industrial Pollution Control
                                              Financing Authority, Revenue Refunding Bonds
                                              (Public Service Electric and Gas Company Project) (e):
                    AAA      Aaa     28,850      Series B, 6.25% due 6/01/2031                                    29,835
                    AAA      Aaa     20,000      Series C, 6.20% due 8/01/2030                                    20,565

New York--13.9%     AAA      Aaa     15,560   Long Island Power Authority, New York, Electric System
                                              Revenue Bonds, 5.47%** due 6/01/2010 (i)                             9,342
                    AAA      Aaa     27,225   Long Island Power Authority, New York, Electric System
                                              Revenue Refunding Bonds, Series A, 5.50% due
                                              12/01/2029 (e)                                                      25,747
                    AAA      Aaa      5,000   Nassau Health Care Corporation, New York, Health System
                                              Revenue Bonds (Nassau County), 6% due 8/01/2011 (i)                  5,329
                    A1       Aaa     28,510   New York City, New York, City Municipal Water Finance
                                              Authority, Water and Sewer System Revenue Bonds,
                                              RITR, Series FR-6, 6.295% due 6/15/2026 (d)(e)                      28,204
                                              New York City, New York, GO:
                    AAA      Aaa     15,000      Series B, 6.25% due 8/15/2008 (b)                                16,152
                    AAA      Aaa      4,225      Series E, 6% due 8/01/2007 (h)                                    4,495
                    AAA      Aaa     31,000      Series I, 6% due 4/15/2012 (i)                                   32,620
                    AAA      Aaa      5,385      Series I, 5.25% due 4/15/2016 (e)                                 5,189
                    AAA      Aaa     15,000      Series M, 5.50% due 6/01/2017 (b)                                14,804
                                              New York City, New York, GO, Refunding:
                    AAA      Aaa     11,460      Series A, 5.25% due 8/01/2011 (h)                                11,513
                    AAA      Aaa      7,655      Series G, 5.75% due 2/01/2014 (e)                                 7,815
                    AAA      NR*      7,655      Series G, 5.75% due 2/01/2017 (i)                                 7,715
                    AAA      NR*      2,000   New York State Dormitory Authority, Lease Revenue Bonds
                                              (State University Dormitory Facilities), 5.375% due
                                              7/01/2021 (i)                                                        1,902
                    AAA      Aaa      3,400   New York State Dormitory Authority, Revenue Refunding
                                              Bonds (Saint Charles Hospital and Rehabilitation
                                              Center), Series A, 5.625% due 7/01/2012 (e)                          3,486
                    AAA      Aaa      5,950   New York State Energy Research and Development Authority,
                                              Gas Facilities Revenue Bonds (Brooklyn Union
                                              Gas Company Project), Series A, 5.50% due 1/01/2021 (e)              5,738
                    AAA      Aaa      1,650   New York State Enviromental Facilities Corporation,
                                              Special Obligation Revenue Refunding Bonds (Riverbank
                                              State Park), 5.50% due 4/01/2016 (b)                                 1,640
                    AAA      Aaa        160   New York State Medical Care Facilities Finance Agency
                                              Revenue Bonds, Series E, 6.25% due 8/15/2004 (h)                       165
                                              Niagara Falls, New York, GO, Public Improvement (e):
                    AAA      Aaa      2,975      6.90% due 3/01/2023                                               3,201
                    AAA      Aaa      3,190      6.90% due 3/01/2024                                               3,433

Ohio--1.6%                                    Ohio State Water Development Authority, Pollution
                                              Control Facilities Revenue Bonds (Water Control Loan
                                              Fund-Water Quality Series) (e):
                    AAA      Aaa      3,575      5.50% due 12/01/2010                                              3,692
                    AAA      Aaa      3,175      5.50% due 6/01/2012                                               3,243
                    AAA      Aaa      3,420      5.50% due 6/01/2013                                               3,470
                    AAA      Aaa      6,000      5.50% due 6/01/2014                                               6,057
                    AAA      Aaa      5,260   Ohio State Water Development Authority Revenue Bonds
                                              (Water Development--Community Assistance), 5.375%
                                              due 12/01/2024 (b)                                                   5,009

Oklahoma--0.5%      AAA      Aaa      6,385   Oklahoma State, IDR, Refunding (Health System),
                                              Series A, 6.25% due 8/15/2016 (e)                                    6,688

Oregon--1.0%        AAA      Aaa      8,700   Oregon State Department, Administrative Services, COP,
                                              Series A, 6.25% due 5/01/2021 (b)                                    9,168
                    AAA      Aaa      3,865   Port of Portland, Oregon, Airport Revenue Refunding
                                              Bonds (Portland International Airport), AMT, Series 7-B,
                                              7.10% due 1/01/2012 (a)(e)                                           4,419

Pennsylvania--2.7%  AAA      Aaa     20,610   Delaware River Port Authority of Pennsylvania and
                                              New Jersey, Revenue Refunding Bonds, Series B, 5.25% due
                                              1/01/2007 (b)                                                       20,996
                    NR*      Aaa      4,860   Erie, Pennsylvania, Sewer Authority, Sewer Revenue
                                              Bonds, Series B, 5.125% due 6/01/2020 (b)                            4,493
                    AAA      Aaa      6,000   Philadelphia, Pennsylvania, Gas Works Revenue Bonds,
                                              12th Series B, 7% due 5/15/2020 (c)(e)                               6,862
                    AAA      Aaa      5,000   Southeastern Pennsylvania Transportation Authority,
                                              Special Revenue Bonds, 5.375% due 3/01/2022 (h)                      4,757

Rhode Island--0.5%  AAA      Aaa      6,815   Rhode Island State Economic Development Corporation,
                                              Airport Revenue Bonds, Series B, 6% due 7/01/2028 (h)                6,890

South Carolina                                South Carolina State Public Service Authority,
--1.6%                                        Revenue Refunding Bonds, Series A (b):
                    AAA      Aaa     17,090      6.375% due 7/01/2021                                             17,544
                    AAA      Aaa      4,200      6.25% due 1/01/2022                                               4,345


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


SCHEDULE OF INVESTMENTS (concluded)                                                                     (in Thousands)

                  Municipal Bonds                                                                    Insured Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Tennessee--0.9%                               Putnam County, Tennessee, School GO (h):
                    NR*      Aaa    $ 4,450      5.375% due 4/01/2018                                         $    4,353
                    NR*      Aaa      3,750      5.50% due 4/01/2019                                               3,702
                    NR*      Aaa      4,000      5.50% due 4/01/2020                                               3,929

Texas--9.3%         AAA      Aaa     11,190   Austin, Texas, Utility System Revenue Bonds,
                                              Combined, 9.25% due 11/15/2008 (e)                                  12,934
                    AAA      Aaa     12,000   Brazos River Authority, Texas, PCR (Texas Utilities
                                              Electric Company Project), AMT, Series B, 6.625% due
                                              6/01/2022 (h)                                                       12,521
                    AAA      Aaa      6,000   Brazos River Authority, Texas, PCR, Refunding (Texas
                                              Utilities Electric Company Project), AMT, 6.50% due
                                              12/01/2027 (b)                                                       6,138
                    AAA      Aaa      2,750   Harris County, Texas, Toll Road Revenue Refunding Bonds,
                                              Series A, 6.50% due 8/15/2017 (b)                                    2,885
                    AAA      Aaa      4,250   Houston, Texas, Water and Sewer System, Revenue Refunding
                                              Bonds, Junior Lien, Series A, 5.25% due 12/01/2022 (h)               3,949
                    AAA      Aaa      3,500   Houston, Texas, Water Conveyance System Contract, COP,
                                              Series J, 6.25% due 12/15/2013 (b)                                   3,778
                                              Matagorda County, Texas, Navigation District Number 1,
                                              Revenue Refunding Bonds (b):
                    AAA      Aaa     11,800      (Houston Light and Power Company), Series A, 6.70%
                                                 due 3/01/2027                                                    12,310
                    AAA      Aaa     37,300      (Reliant Energy Inc.), Series A, 5.25% due 6/01/2026             34,284
                    A1+      NR*     19,800   North Central Texas, Health Facility Development
                                              Corporation Revenue Bonds (Methodist Hospitals-Dallas),
                                              VRDN, Series B, 4.60% due 10/01/2015 (e)(f)                         19,800
                    AAA      Aaa      5,300   North Central Texas, Health Facility Development
                                              Corporation, Revenue Refunding Bonds (Texas Health
                                              Resources System), Series B, 5% due 2/15/2017 (e)                    4,641
                    AAA      Aaa      6,000   San Antonio, Texas, Electric and Gas Revenue Bonds,
                                              5.375% due 2/01/2018 (e)                                             5,817
                    AAA      Aaa      7,430   Southwest Higher Education Authority Incorporated, Revenue
                                              Refunding Bonds, Series B, 6.25% due 10/01/2022 (h)                  7,587

Utah--1.6%                                    Utah State Building Ownership Authority, Lease Revenue
                                              Refunding Bonds (State Facilities Master Lease
                                              Program), Series C (i):
                    AAA      Aaa      2,995      5.50% due 5/15/2012                                               3,068
                    AAA      Aaa      3,000      5.50% due 5/15/2013                                               3,058
                    AAA      NR*      9,535   Utah Transit Authority, Sales Tax and Transportation
                                              Revenue Bonds (Salt Lake County Light Rail Transit
                                              Project), 5.375% due 12/15/2022 (i)                                  9,058
                                              Utah Water Finance Agency Revenue Bonds (Pooled Loan
                                              Financing Program), Series A (b):
                    NR*      Aaa      2,515      5.75% due 10/01/2015                                              2,577
                    NR*      Aaa      3,770      6% due 10/01/2020                                                 3,871

Virginia--1.9%      AAA      Aaa     19,755   Fairfax County, Virginia, EDA, Resource Recovery
                                              Revenue Refunding Bonds, AMT, Series A, 6.10% due
                                              2/01/2011 (b)                                                       21,187
                    AAA      Aaa      5,000   Virginia State, HDA, Commonwealth Mortgage Revenue
                                              Bonds, AMT, Series A, Sub-Series A-4, 6.30% due
                                              7/01/2014 (e)                                                        5,072

Washington--2.7%    AAA      Aaa     33,535   Seattle, Washington, Municipal Light and Power
                                              Revenue Bonds, 6.625% due 7/01/2004 (a)(h)                          36,320

West Virginia       AAA      Aaa     11,465   Mason County, West Virginia, PCR, Refunding
--1.8%                                        (Appalachian Power Company), 6.85% due 6/01/2022 (e)                12,040
                    AAA      Aaa     12,250   Pleasants County, West Virginia, PCR, Refunding
                                              (Potomac-Pleasants), Series C, 6.15% due 5/01/2015 (b)              12,768

Wisconsin--4.1%                               Milwaukee County, Wisconsin, Airport Revenue Bonds,
                                              AMT, Series A (h):
                    NR*      Aaa      2,625      6% due 12/01/2012                                                 2,762
                    NR*      Aaa      3,675      6% due 12/01/2013                                                 3,840
                    NR*      Aaa      3,675      6% due 12/01/2014                                                 3,816
                    NR*      Aaa      3,675      6% due 12/01/2015                                                 3,796
                    AAA      Aaa      9,000   Superior, Wisconsin, Limited Obligation Revenue
                                              Refunding Bonds (Midwest Energy Resources), Series E,
                                              6.90% due 8/01/2021 (h)                                             10,267
                    AAA      Aaa      4,650   Wisconsin Public Power Inc., Power Supply System
                                              Revenue Bonds, Series A, 5.75% due 7/01/2023 (e)                     4,580
                                              Wisconsin State, GO, AMT, Series B (e):
                    AAA      Aaa      7,920      6.50% due 5/01/2020                                               8,248
                    AAA      Aaa     17,130      6.50% due 5/01/2025                                              17,840

                    Total Investments (Cost--$1,312,722)--99.3%                                                1,350,970

                    Other Assets Less Liabilities--0.7%                                                            9,786
                                                                                                              ----------
                    Net Assets--100.0%                                                                        $1,360,756
                                                                                                              ==========

(a)Prerefunded.
(b)AMBAC Insured.
(c)Escrowed to maturity.
(d)The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2000.
(e)MBIA Insured.
(f)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2000.
(g)BIG Insured.
(h)FGIC Insured.
(i)FSA Insured.
(j)FHA Insured.
*Not rated.
**Represents a zero coupon or step bond; the interest rate shown reflects the effective yield at the time of purchase by the Fund. ++Highest short-term rating issued by Moody's Investors Service, Inc.
Ratings of shares shown have not been audited by Deloitte & Touche
LLP.

See Notes to Financial Statements.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000

SCHEDULE OF INVESTMENTS                                                                                 (in Thousands)

                  Municipal Bonds                                                                   National Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Alabama--0.4%       AAA      Aaa    $ 3,820   Alabama Incentives Financing Authority, Special
                                              Obligation Revenue Refunding Bonds, Series A, 6% due
                                              10/01/2029 (c)                                                   $   3,873

Alaska--2.7%        AA+      NR*     27,150   Valdez, Alaska, Marine Terminal Revenue Refunding
                                              Bonds (Sohio Pipeline-British Petroleum Oil), 7.125%
                                              due 12/01/2025                                                      28,662

Arizona--0.4%       NR*      B1       5,000   Phoenix, Arizona, IDA, Airport Facility Revenue Refunding
                                              Bonds (America West Airlines Inc. Project), AMT,
                                              6.30% due 4/01/2023                                                  4,418

California--13.1%                             Alameda Corridor Transportation Authority, California,
                                              Revenue Bonds, Senior Lien, Series A (f):
                    AAA      Aaa     10,000      4.75% due 10/01/2025                                              8,664
                    AAA      Aaa     10,000      5% due 10/01/2029                                                 8,982
                    AAA      Aaa     12,000   Alameda County, California, COP (Financing Project),
                                              6% due 9/01/2021 (f)                                                12,414
                    AAA      Aaa     30,000   California State, GO, Refunding, 4.25% due 10/01/2026 (f)           23,632
                    NR*      NR*      4,000   Long Beach, California, Special Tax Bonds (Community
                                              Facilities District No. 3-Pine Ave.), 6.375% due
                                              9/01/2023                                                            3,952
                                              Los Angeles, California, Department of Water and Power,
                                              Electric Plant Revenue Refunding Bonds:
                    A+       Aa3     20,000      6% due 2/15/2024                                                 20,341
                    A+       Aa3     10,000      6% due 2/15/2028                                                 10,152
                    AA       Aa2     14,270   Metropolitan Water District of Southern California,
                                              Waterworks Revenue Bonds, Series A, 5% due 7/01/2026                12,906
                    AAA      Aaa     20,000   Northern California Power Agency, Public Power Revenue
                                              Refunding Bonds (Hydroelectric Project Number
                                              One), Series A, 5.125% due 7/01/2023 (f)                            18,536
                    AAA      Aaa     20,000   Santa Clara County, California, Financing Authority,
                                              Lease Revenue Refunding Bonds, Series A, 5% due
                                              11/15/2022 (c)                                                      18,288

Colorado--5.4%                                Denver, Colorado, City and County Airport Revenue Bonds, AMT:
                    A        A2       2,575      Series A, 7.50% due 11/15/2023                                    2,796
                    A        A2       7,910      Series A, 8% due 11/15/2025                                       8,144
                    A        A2       9,710      Series B, 7.25% due 11/15/2023                                   10,249
                    AAA      Aaa     12,205   Denver, Colorado, City and County Airport Revenue
                                              Refunding Bonds, Series A, 5.75% due 11/15/2016 (f)                 12,399
                    AAA      Aaa     25,750   E-470 Public Highway Authority, Colorado, Revenue
                                              Refunding Bonds, Senior Series A, 5% due 9/01/2026 (f)              22,865

Connecticut--0.4%   BB+      Ba1      5,000   Connecticut State Development Authority, PCR, Refunding
                                              (Connecticut Light and Power Company), Series A,
                                              5.85% due 9/01/2028                                                  4,430

Florida--3.0%       NR*      NR*      3,500   Brooks of Bonita Springs II, Florida, Community
                                              Development District, Capital Improvement Revenue Bonds,
                                              Series B, 6.60% due 5/01/2007                                        3,483
                    NR*      Aaa      4,505   Florida HFA, Home Ownership Revenue Refunding Bonds,
                                              AMT, Series G1, 7.90% due 3/01/2022 (d)                              4,607
                    AAA      Aaa      6,330   Florida HFA Revenue Bonds (Antigua Club Apartments),
                                              AMT, Series A-1, 7% due 2/01/2035 (c)                                6,694
                    AA-      Aa3      7,000   Jacksonville, Florida, Electric Authority, Water and
                                              Sewer Revenue Bonds, Series A, 6% due 10/01/2024                     7,104
                    AAA      Aaa      4,500   Lee County, Florida, Transportation Facilities Revenue
                                              Bonds, 5.75% due 10/01/2022 (f)                                      4,521
                    NR*      NR*      3,350   Mediterra, Florida, South Community Development
                                              District, Capital Improvement Revenue Bonds, Series B,
                                              6.25% due 5/01/2004                                                  3,338
                    AAA      NR*      2,070   Orange County, Florida, HFA, Mortgage Revenue Bonds,
                                              AMT, Series A, 8.375% due 3/01/2021 (b)(d)                           2,114

Georgia--1.2%       AAA      Aaa     15,000   Fulton County, Georgia, Water and Sewer Revenue
                                              Bonds, 4.75% due 1/01/2028 (e)                                      12,703

Illinois--5.1%      AAA      Aaa      2,000   Chicago, Illinois, GO, Series A, 6.125% due 1/01/2015 (e)            2,114
                                              Chicago, Illinois, O'Hare International Airport,
                                              Special Facilities Revenue Bonds (United Airlines, Inc.):
                    BB+      Baa2     4,375      AMT, Series B, 8.95% due 5/01/2018                                4,536
                    BB+      Baa2    12,615      Series 84-B, 8.85% due 5/01/2018                                 13,082
                    NR*      Aaa      7,000   Decatur, Illinois, GO, Refunding, 6% due 3/01/2025 (e)               7,089
                    AAA      Aaa     14,000   Illinois Educational Facilities Authority, Revenue
                                              Refunding Bonds (Illinois Institue of Technology), 5.25%
                                              due 12/01/2025 (c)                                                  12,809
                    AA       Aa1        250   Illinois HDA, Residential Mortgage Revenue Bonds, RIB,
                                              AMT, 8.903% due 2/01/2018 (g)                                          263
                                              Illinois Health Facilities Authority, Revenue
                                              Refunding Bonds, VRDN (a):
                    A1       VMIG1++  6,300      (Resurrection Health), Series A, 4.65% due 5/01/2029 (h)          6,300
                    A1       VMIG1++    400      (University of Chicago Hospitals), 4.60% due 8/01/2026 (f)          400
                    AAA      Aa2      3,000   Illinois State, Sales Tax Revenue Bonds, 6% due 6/15/2020            3,074
                    NR*      A2       4,400   Southwestern Illinois Development Authority, Sewer
                                              Facilities Revenue Bonds (Monsanto Company Project),
                                              AMT, 7.30% due 7/15/2015                                             4,705

Indiana--2.1%       NR*      NR*      2,595   Indiana State Educational Facilities Authority, Revenue
                                              Refunding Bonds (Saint Joseph's College Project),
                                              7% due 10/01/2029                                                    2,599
                    AAA      Aaa     10,000   Indianapolis, Indiana, Economic Development Revenue
                                              Bonds (Archdiocese of Indianapolis), 5.50% due
                                              7/01/2026 (f)                                                        9,459
                    AA       NR*      9,100   Indianapolis, Indiana, Local Public Improvement Bond
                                              Bank Revenue Refunding Bonds, Series D, 6.75% due
                                              2/01/2020                                                            9,589

Iowa--1.0%          NR*      NR*      9,000   Iowa Finance Authority, Health Care Facilities Revenue
                                              Refunding Bonds (Care Initiatives Project), 9.25%
                                              due 7/01/2025                                                       10,724

Kansas--2.2%                                  Wichita, Kansas, Hospital Revenue Refunding Bonds,
                                              RIB (f)(g):
                    AAA      Aaa     12,000      Series III-A, 8.255% due 10/01/2017                              12,870
                    AAA      Aaa     10,000      Series III-B, 8.235% due 10/21/2022                              10,675

Kentucky--1.2%      AAA      Aaa      2,380   Louisville and Jefferson County, Kentucky, Metropolitan
                                              Sewer District, Sewer and Drain System Revenue
                                              Refunding Bonds, Series A, 5% due 5/15/2022 (e)                      2,143
                    NR*      NR*      4,500   Perry County, Kentucky, Solid Waste Disposal Revenue
                                              Bonds (TJ International Project), AMT, 7% due
                                              6/01/2024                                                            4,571
                    A+       A1       6,345   Trimble County, Kentucky, PCR, AMT, Series A, 7.625%
                                              due 11/01/2020                                                       6,515

Louisiana--4.7%     NR*      A3      34,000   Lake Charles, Louisiana, Harbor and Terminal District,
                                              Port Facilities Revenue Refunding Bonds (Trunkline
                                              Long Company Project), 7.75% due 8/15/2022                          36,385
                    CC       NR*     13,000   Port New Orleans, Louisiana, IDR, Refunding
                                              (Continental Grain Company Project), 7.50% due 7/01/2013            13,195

Massachusetts       AA-      Aa2      9,000   Massachusetts State, GO, Consolidated Loan, Series A,
--2.2%                                        6% due 2/01/2016                                                     9,408
                    NR*      Ca      11,302   Massachusetts State Health and Educational Facilities
                                              Authority, Revenue Refunding Bonds (New England
                                              Memorial Hospital), Series B, 6.25% due 7/01/2023 (j)                2,260
                    AAA      Aaa     13,000   Massachusetts State Water Resource Authority,
                                              Revenue Refunding Bonds, Series D, 5% due 8/01/2024 (f)             11,566

Michigan--1.5%      AAA      Aaa     15,000   Michigan State Hospital Finance Authority, Revenue
                                              Refunding Bonds, INFLOS, 7.855% due 2/15/2022 (g)(h)                15,431

Minnesota--0.6%     A1+      NR*      1,300   Beltrami County, Minnesota, Environmental Control
                                              Revenue Refunding Bonds (Northwood Panelboard Co.
                                              Project), VRDN, 4.50% due 12/01/2021 (a)                             1,300
                    AA+      Aa1      1,645   Minnesota State, HFA, S/F Mortgage Revenue Bonds, AMT,
                                              Series A, 7.45% due 7/01/2022 (b)                                    1,678
                    AA+      NR*      3,000   Rochester, Minnesota, Health Care Facilities Revenue
                                              Bonds, IRS, Series H, 7.408% due 11/15/2015 (g)                      3,113

Mississippi--0.9%   NR*      Baa2     5,360   Lowndes County, Mississippi, Hospital Revenue
                                              Refunding Bonds (Golden Triangle Medical Center), 8.50%
                                              due 2/01/2010                                                        5,477
                    NR*      Aaa      3,685   Mississippi Home Corporation, S/F Mortgage Revenue
                                              Bonds (Access Program), AMT, Series A, 6.90% due
                                              6/01/2024 (d)                                                        3,770


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


SCHEDULE OF INVESTMENTS (continued)                                                                     (in Thousands)

                  Municipal Bonds                                                                   National Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Nebraska--0.2%      AAA      Aaa    $ 1,700   Nebraska Investment Finance Authority, S/F Mortgage
                                              Revenue Bonds, RIB, AMT, Series 2, 10.415% due
                                              9/10/2030 (d)(g)                                                 $   1,777

Nevada--1.5%        AAA      Aaa      8,000   Clark County, Nevada, Airport Revenue Bonds, Sub-Lien,
                                              Series A, 6% due 7/01/2029 (f)                                       8,116
                    BBB+     Baa1    10,000   Henderson, Nevada, Health Care Facility Revenue
                                              Bonds (Catholic Healthcare West-Saint Rose Dominican
                                              Hospital), 5.375% due 7/01/2026                                      7,805

New Jersey--7.0%    BB       Ba2     15,000   New Jersey EDA, Special Facility Revenue Bonds
                                              (Continental Airlines Inc. Project), AMT, 6.25% due
                                              9/15/2019                                                           13,731
                    NR*      Aaa      5,000   New Jersey State Transit Corporation, COP, RIB,
                                              Series 245, 7.35% due 9/15/2014 (c)(g)                               5,612
                    NR*      Aa2     14,690   New Jersey State Transportation Trust Fund Authority,
                                              Revenue Refunding Bonds, RIB, Series 204, 7.35% due
                                              6/15/2015 (g)                                                       16,406
                    AA       Aa2      3,000   New Jersey State Transportation Trust Fund Authority,
                                              Transportation System Revenue Bonds, Series A, 6%
                                              due 6/15/2019                                                        3,093
                                              New Jersey State Turnpike Authority, Turnpike Revenue
                                              Refunding Bonds (f):
                    NR*      Aaa      5,000      RIB, Series 315, 6.60% due 1/01/2018 (g)                          5,146
                    AAA      Aaa     20,000      Series A, 5.75% due 1/01/2018                                    20,292
                                              Union County, New Jersey, Utilities Authority,
                                              Senior Lease Revenue Refunding Bonds (Ogden Martin System
                                              of Union), AMT, Series A (c):
                    AAA      Aaa      1,805      5.375% due 6/01/2017                                              1,740
                    AAA      Aaa      2,430      5.375% due 6/01/2018                                              2,326
                    AAA      Aaa      2,565      5.375% due 6/01/2019                                              2,438
                    AAA      Aaa      2,700      5.375% due 6/01/2020                                              2,556

New York--20.6%     AAA      Aaa     17,500   Metropolitan Transportation Authority, New York,
                                              Commuter Facilities Revenue Refunding Bonds, Series B,
                                              5% due 7/01/2020 (c)                                                15,798
                    AAA      NR*     11,000   Metropolitan Transportation Authority, New York,
                                              Commuter Facilities, Service Contract Revenue Refunding
                                              Bonds, Series 8, 5.50% due 7/01/2021 (h)                            10,628
                                              Metropolitan Transportation Authority, New York,
                                              Dedicated Tax Fund Revenue Bonds, Series A (h):
                    AAA      Aaa      5,000      5.25% due 4/01/2023                                               4,666
                    AAA      Aaa      5,000      5% due 4/01/2029                                                  4,399
                    AAA      Aaa     10,000   Metropolitan Transportation Authority, New York,
                                              Transit Facilities Revenue Bonds, Series A, 5.625% due
                                              7/01/2025 (f)                                                        9,732
                    NR*      Aaa     10,000   New York City, New York, City Municipal Water Finance
                                              Authority, Water and Sewer System Revenue Bonds,
                                              RIB, Series 158, 6.675% due 6/15/2026 (g)                            9,975
                                              New York City, New York, City Transitional Finance
                                              Authority Revenue Bonds, Future Tax Secured:
                    AA       Aa3     10,915      Series A, 6% due 8/15/2029                                       11,118
                    AA       Aa3     12,000      Series B, 6% due 11/15/2024                                      12,265
                    AA       Aa3      5,000      Series B, 6% due 11/15/2029                                       5,098
                    AA       Aa3      8,000   New York City, New York, City Transitional Finance
                                              Authority, Revenue Refunding Bonds, Future Tax Secured,
                                              Series C, 5.875% due 11/01/2017                                      8,188
                                              New York City, New York, GO:
                    AAA      A3       4,000      Series B, 8.25% due 6/01/2006                                     4,649
                    A-       Aaa      5,495      Series F, 8.25% due 11/15/2001 (i)                                5,849
                                              New York City, New York, GO, Refunding:
                    A-       A3       6,600      Series A, 6% due 5/15/2021                                        6,678
                    A-       A3      10,000      Series A, 6.25% due 5/15/2026                                    10,295
                    A-       A3      10,000      Series B, 7.75% due 2/01/2002 (i)                                10,619
                    A-       A3       4,500      Series B, 7.75% due 2/01/2002 (i)                                 4,778
                    AAA      Aaa      4,000      Series C, 5.875% due 2/01/2016 (e)                                4,084
                    AAA      Aaa     15,000      Series G, 5.75% due 2/01/2014 (f)                                15,313
                                              New York State Dormitory Authority, Revenue Refunding Bonds:
                    AAA      Aaa     10,000      (Saint Charles Hospital and Rehabilitation Center),
                                                 Series A, 5.50% due 7/01/2022 (f)                                 9,558
                    AAA      Aaa     18,750      (Saint John's University), 5.25% due 7/01/2025 (f)               17,421
                    A        A3       5,000      (State University Educational Facilities),
                                                 Series A, 7.50% due 5/15/2013                                     5,960
                    AAA      Aaa      7,560   New York State Energy Research and Development
                                              Authority, Gas Facilities Revenue Bonds (Brooklyn Union
                                              Gas Company Project), Series A, 5.50% due 1/01/2021 (f)              7,290
                    AAA      Aaa      5,000   New York State Local Government Assistance Corporation,
                                              Revenue Refunding Bonds, Series B, 5% due
                                              4/01/2021 (f)                                                        4,504
                    AAA      Aaa      2,700   New York State Thruway Authority, Highway and Bridge
                                              Trust Fund Revenue Bonds, Series A, 5.875% due
                                              4/01/2019 (h)                                                        2,747
                    AAA      Aaa     20,000   Port Authority of New York and New Jersey, Consolidated
                                              Revenue Bonds, 116th Series, 4.25% due
                                              10/01/2026 (e)                                                      15,598

North Carolina      BBB      Baa3     4,000   North Carolina Eastern Municipal Power Agency, Power
--0.4%                                        System Revenue Bonds, Series D, 6.75% due
                                              1/01/2026                                                            4,054
                    A1       VMIG1++    100   North Carolina Medical Care Commission, Hospital
                                              Revenue Bonds (Pooled Equipment Financing Project),
                                              ACES, 5% due 12/01/2025 (a)(f)                                         100

Ohio--1.3%          AAA      Aaa      5,500   Ohio HFA, S/F Mortgage Revenue Bonds, AMT, RIB,
                                              Series B, 9.01% due 3/31/2031 (d)(g)                                 5,761
                    AAA      Aaa      8,000   Ohio State Air Quality Development Authority, Revenue
                                              Refunding Bonds (Dayton Power & Light Company),
                                              Series B, 6.40% due 8/15/2027 (f)                                    8,221

Pennsylvania        AAA      Aaa      7,000   Allegheny County, Pennsylvania, Port Authority,
--4.8%                                        Special Transportation Revenue Bonds, 6.125% due
                                              3/01/2029 (f)                                                        7,182
                    AAA      Aaa     33,000   Allegheny County, Pennsylvania, Sanitation Authority,
                                              Sewer Revenue Bonds, 5.375% due 12/01/2024 (f)                      31,220
                    AA+      Aa2      8,800   Pennsylvania HFA Revenue Refunding Bonds, RIB, AMT,
                                              9.255% due 10/01/2023 (g)                                            9,361
                    AAA      NR*      2,000   Pennsylvania State Higher Educational Facilities
                                              Authority, College and University Revenue Bonds (Eastern
                                              College), Series B, 8% due 10/15/2006 (i)                            2,366

Puerto Rico--0.4%   AAA      Aaa      4,300   Puerto Rico Commonweath, GO, Refunding, RITR, Class R,
                                              Series 3, 6.98% due 7/01/2016 (f)(g)                                 4,440

Rhode Island        NR*      Aa2      7,975   Rhode Island Housing and Mortgage Finance Corporation
--1.4%                                        Revenue Bonds, RITR, AMT, Series 30, 6.47% due
                                              4/01/2029 (g)                                                        7,791
                    AAA      Aaa      6,815   Rhode Island State Economic Development Corporation,
                                              Airport Revenue Bonds, Series B, 6% due 7/01/2028 (e)                6,890

Tennessee--0.2%     NR*      Aaa      2,500   Robertson and Sumner Counties, Tennessee, White House
                                              Utility District, Water Revenue Bonds, 6% due
                                              1/01/2026 (h)                                                        2,547

Texas--5.9%         AAA      Aaa      5,300   Austin, Texas, Revenue Bonds (Town Lake Community
                                              Events Center Venue), 6.20% due 11/15/2029 (e)                       5,467
                    BBB+     A3      18,150   Brazos River Authority, Texas, PCR (Texas Utilities
                                              Electric Company Project), AMT, Series A, 7.875% due
                                              3/01/2021                                                           18,743
                    BBB+     Baa1     7,250   Gulf Coast Waste Disposal Authority, Texas, Revenue
                                              Bonds (Champion International Corporation), AMT,
                                              7.45% due 5/01/2026                                                  7,495
                    AAA      Aaa     10,000   Harris County, Texas, Houston Sports Authority, Special
                                              Revenue Bonds, Senior Lien, Series A, 5% due
                                              11/15/2028 (f)                                                       8,782
                    AAA      Aaa      3,700   Houston, Texas, Water and Sewer System Revenue Bonds,
                                              Junior Lien, Series C, 5.375% due 12/01/2027 (e)                     3,455
                    AAA      Aaa     11,440   Houston, Texas, Water and Sewer System Revenue
                                              Refunding Bonds, Junior Lien, Series D, 5.40% due
                                              12/01/2023 (e)                                                      10,871
                    AAA      Aaa      2,100   Texas State Public Finance Authority, Building
                                              Revenue Bonds (General Services Commission Project),
                                              Series A, 6% due 2/01/2020 (h)                                       2,149
                    AAA      Aaa      4,930   Upper Trinity Regional Water District, Texas,
                                              Water Revenue Bonds (Regional Treated Water Supply System),
                                              Series A, 6% due 8/01/2020 (e)                                       5,031


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


SCHEDULE OF INVESTMENTS (concluded)                                                                     (in Thousands)

                  Municipal Bonds                                                                   National Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Utah--1.4%          NR*      NR*    $ 2,000   Tooele County, Utah, PCR, Refunding (Laidlaw
                                              Environmental), AMT, Series A, 7.55% due 7/01/2027 (j)            $     80
                    AAA      Aaa     13,250   Weber County, Utah, Municipal Building Authority,
                                              Lease Revenue Bonds, 7.50% due 12/15/2004 (i)                       14,885

Virginia--0.7%      NR*      NR*      4,030   Dulles Town Center, Virginia, Community Development
                                              Authority, Special Assessment Tax (Dulles Town
                                              Center Project), 6.25% due 3/01/2026                                 3,746
                    NR*      NR*      5,000   Peninsula Ports Authority, Virginia, Revenue
                                              Refunding Bonds (Port Facility--Zeigler Coal), 6.90% due
                                              5/02/2022                                                            3,997

West Virginia       NR*      NR*      4,000   Upshur County, West Virginia, Solid Waste Disposal
--0.4%                                        Revenue Bonds (TJ International Project), AMT, 7% due
                                              7/15/2025                                                            4,057

Wisconsin--2.1%                               Wisconsin Housing and EDA, Home Ownership Revenue
                                              Refunding Bonds:
                    NR*      Aa2     21,150      RITR, AMT, Series 18, 6.562% due 9/01/2028 (g)                   20,524
                    AA       Aaa      2,020      Series A, 7.10% due 3/01/2023                                     2,071

Wyoming--0.8%       AAA      Aaa      8,400   Sweetwater County, Wyoming, PCR, Refunding (Idaho
                                              Power Company Project), Series A, 6.05% due
                                              7/15/2026 (f)                                                        8,501

                    Total Investments (Cost--$1,012,368)--97.2%                                                1,025,402

                    Other Assets Less Liabilities--2.8%                                                           29,015
                                                                                                              ----------
                    Net Assets--100.0%                                                                        $1,054,417
                                                                                                              ==========

(a)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2000.
(b)FHA Insured.
(c)AMBAC Insured.
(d)GNMA Collateralized.
(e)FGIC Insured.
(f)MBIA Insured.
(g)The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2000.
(h)FSA Insured.
(i)Prerefunded.
(j)Non-income producing security.
*Not Rated.
++Highest short-term rating issued by Moody's Investors Service, Inc.
Ratings of issues shown have not been audited by Deloitte & Touche
LLP.


See Notes to Financial Statements.


SCHEDULE OF INVESTMENTS                                                                                 (in Thousands)

                  Municipal Bonds                                                           Limited Maturity Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Alabama--2.7%       AA       Aa3    $ 7,675   Alabama State Public School and College Authority,
                                              Capital Improvement Revenue Bonds, Series D, 5% due
                                              8/01/2003                                                        $   7,736

Arizona--3.4%       AA-      A1         200   Central Arizona Water Conservation District, Contract
                                              Revenue Bonds, Series B, 6.0% due 5/01/2001 (a)                        207
                    AAA      NR*      4,720   Phoenix, Arizona, Civic Improvement Corporation,
                                              Wastewater System, Lease Revenue Bonds, 6.125% due
                                              7/01/2003 (a)                                                        4,984
                    AAA      NR*      4,285   Pima County, Arizona, Unified School District Number 6,
                                              Marana, GO, Series A, 5.75% due 7/01/2003 (a)(f)                     4,443

California--3.2%    SP1+     MIG1++   5,000   Sacramento County, California, TRAN, 5% due 10/04/2001               5,037
                    SP1+     MIG1++   4,000   San Diego, California, Unified School District,
                                              TRAN, Series A, 5.25% due 10/04/2001                                 4,039

Connecticut                                   Connecticut State Resource Recovery Authority, Resource
--4.0%                                        Recovery Revenue Refunding Bonds (Bridgeport
                                              Resco Company LP Project):
                    A+       A2       2,500      5.25% due 1/01/2002                                               2,511
                    A+       A2       4,000      5% due 1/01/2003                                                  3,994
                    AAA      Aaa      5,000   Connecticut State Special Assesment Unemployment
                                              Compensation Advanced Fund, Refunding (Connecticut
                                              Unemployment), Series A, 5.50% due 5/15/2001 (c)                     5,046

Delaware--1.9%      AAA      Aaa      5,500   Delaware State, GO, Series A, 5% due 4/01/2002                       5,539

Florida--2.2%       AAA      Aaa      6,200   Dade County, Florida, GO, Seaport Bonds, 6.50%
                                              due 10/01/2001 (a)(c)                                                6,418

Hawaii--2.4%        AAA      Aaa      3,200   Hawaii State, GO, Refunding, Series CO, 6% due 3/01/2001 (f)         3,233
                    AAA      Aaa      3,585   Hawaii State, GO, Series CT, 5.25% due 9/01/2003 (e)                 3,636

Illinois--13.8%     AAA      Aaa      1,790   Chicago, Illinois, GO, Series C,  6.25% due 10/31/2001 (d)           1,829
                    AAA      Aaa      5,000   Chicago, Illinois, Public Building, Commerce Building
                                              Revenue Bonds, Series C, 5.125% due 2/01/2003 (f)                    5,041
                    AAA      Aaa      5,000   Chicago, Illinois, Public Building Commission, Building
                                              Revenue Bonds, Series C, 5.125% due 2/01/2004 (f)                    5,049
                    AAA      Aaa     12,000   Cook County, Illinois, GO, Series A, 6.60% due
                                              11/15/2002 (a)(d)                                                   12,726
                    BBB      Ba1      4,625   Illinois Development Finance Authority, Solid Waste
                                              Disposal Revenue Bonds (Waste Management Inc.
                                              Project), AMT, 7.125% due 1/01/2001                                  4,637
                                              Illinois State, GO:
                    AA       Aa2      3,500      4% due 3/01/2002                                                  3,439
                    AA       Aa2      7,100      4% due 3/01/2003                                                  6,876

Indiana--3.0%       AAA      Aaa      3,000   Indianapolis, Indiana, Airport Authority, Revenue
                                              Refunding Bonds, AMT, Series A, 4.50% due 7/01/2001 (f)              2,999
                    AA       NR*      5,790   Richmond, Indiana, Hospital Authority, Revenue
                                              Refunding Bonds (Reid Hospital and Health Care), VRDN,
                                              4.35% due 1/01/2002 (b)                                              5,665

Kansas--3.8%        A1       VMIG1++  3,500   Burlington, Kansas, Environmental Improvement Revenue
                                              Refunding Bonds (Kansas City Power and Light
                                              Company Project), VRDN, Series D, 4.35% due 9/01/2001 (b)            3,447
                                              Kansas State Development Finance Authority Revenue
                                              Bonds, Board of Regents (Rehabilitation Center),
                                              Series G-2:
                    AAA      Aaa      4,000      5% due 10/01/2001 (c)                                             4,027
                    AAA      Aaa      3,250      5.50% due 10/01/2002 (c)                                          3,310

Kentucky--3.7%      AAA      Aaa      5,000   Carrollton and Henderson, Kentucky, Public Energy
                                              Authority, Gas Revenue Bonds (Kentucky Trust), Series A,
                                              4.50% due 1/01/2002 (e)                                              4,904
                                              Kentucky Asset/Liability Commission, General Fund
                                              Revenue Bonds, Project Notes, First Series:
                    AA-      Aa3      2,900      4% due 3/01/2001                                                  2,888
                    AA-      Aa3      3,000      4% due 3/01/2002                                                  2,947


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


SCHEDULE OF INVESTMENTS (concluded)                                                                     (in Thousands)

                  Municipal Bonds                                                           Limited Maturity Portfolio
                  S&P       Moody's   Face
STATE             Ratings   Ratings  Amount   Issue                                                               Value
Maryland--0.7%      NR*      Aa2    $ 2,000   Maryland State Community Development Administration,
                                              Department of Housing and Community
                                              Development Revenue Refunding Bonds, S/F Program, First
                                              Series, 4.45% due 4/01/2001 (h)                                  $   2,000

Massachusetts       NR*      A1         255   Boston, Massachusetts, Economic Development and
--3.4%                                        Industrial Corporation Revenue Bonds, Series A, 5% due
                                              7/01/2000                                                              255
                    AAA      Aaa        170   Massachusetts Education Loan Authority, Education Loan
                                              Revenue Refunding Bonds, AMT, Issue E, Series B,
                                              5.50% due 7/01/2001 (c)                                                171
                    AA-      Aa2        750   Massachusetts State, GO, Refunding, Series B, 6.25%
                                              due 8/01/2001                                                          764
                    AAA      Aaa      3,500   Massachusetts State Health and Educational Facilities
                                              Authority Revenue Bonds (Newton-Wellesley Hospital),
                                              Series D, 6.90% due 7/01/2001 (a)(d)                                 3,652
                                              Massachusetts State Industrial Finance Agency,
                                              Resource Recovery Revenue Refunding Bonds (Ogden
                                              Haverhill Associates), Series A:
                    BBB      NR*      1,750      4.35% due 12/01/2000                                              1,746
                    BBB      NR*      2,925      4.50% due 12/01/2001                                              2,894
                    AA       Aa2        300   Massachusetts State Special Obligation Revenue Bonds,
                                              Series A, 5.90% due 6/01/2001 (c)                                      304
                    AA       Aa1        100   Peabody, Massachusetts, GO, Series A, 4.50% due 8/01/2000              100

Michigan--2.7%      AAA      Aaa        105   Chelsea, Michigan, School District, GO, 6.75% due 5/01/2002 (f)        109
                    AAA      Aaa        250   Dearborn, Michigan, Economic Development Corporation,
                                              Hospital Revenue Bonds (Oakwood Obligated Group),
                                              Series A, 6.95% due 8/15/2001 (a)(d)                                   262
                                              Detroit, Michigan, GO, Refunding, Distributable State Aid:
                    AAA      Aaa        200      5.70% due 5/01/2001 (c)                                             202
                    A-       Baa1     6,585      Series B, 6.25% due 4/01/2001                                     6,659
                    AA+      Aa2        450   Michigan Municipal Bond Authority, Revenue Refunding
                                              Bonds (Local Government-Qualified School), Series A,
                                              6% due 5/01/2001                                                       456
                    NR*      Aaa        100   Michigan State Hospital Finance Authority Revenue Bonds
                                              (McLaren Obligated Group), Series A, 7.50% due
                                              9/15/2001 (a)                                                          105

Minnesota--2.5%     AAA      Aaa      2,025   Metropolitan Council, Minnesota, Minneapolis-Saint Paul
                                              Metropolitan Area Transit, GO, Series A, 5% due
                                              2/01/2003                                                            2,041
                    A1+      VMIG1++  5,000   Minnesota State HFA, S/F Mortgage Revenue Bonds,
                                              Series I, 3.90% due 8/29/2000                                        4,993

Mississippi--2.5%   NR*      Baa2     7,200   Lawrence County, Mississippi, PCR (Georgia-Pacific
                                              Corporation Project), 4.30% due 12/01/2000                           7,185

Nebraska--0.9%      AAA      Aaa      2,575   American Public Energy Agency, Nebraska, Gas Supply
                                              Revenue Bonds (Nebraska Public Gas Agency Project),
                                              Series A, 4.50% due 6/01/2002 (c)                                    2,544

New Hampshire       BBB+     A3       7,500   New Hampshire State Business Finance Authority, PCR,
--2.6%                                        Refunding (UTD Illuminating), VRDN, AMT, Series A,
                                              4.35% due 2/01/2002 (b)                                              7,330

New Jersey--3.2%    AAA      Aaa        300   New Jersey State Educational Facilities Authority
                                              Revenue Bonds (Princeton University), Series E, 4.05% due
                                              7/01/2000                                                              300
                    AA+      Aa1      4,900   New Jersey State, GO, Refunding, Series D, 5.40% due 2/15/2003       4,984
                    AA       Aa2      3,900   New Jersey State Transportation Trust Fund Authority,
                                              Transportation System Revenue Bonds, Series B, 4.75%
                                              due 6/15/2002                                                        3,909
                    AAA      Aaa        125   Somerset County, New Jersey, GO, 5.875% due 12/01/2001                 127

New Mexico--0.7%    AA       Aa3      2,000   Albuquerque, New Mexico, Joint Water and Sewer System
                                              Revenue Refunding Bonds, Series A, 4.40% due
                                              7/01/2003                                                            1,973

New York--8.8%                                New York City, New York, GO, Refunding:
                    A-       Aaa         60      Series A, 6% due 8/01/2000 (g)                                       60
                    A-       A3       3,200      Series G, 4.30% due 8/01/2002                                     3,168
                    A-       Aaa      4,615   New York City, New York, GO, Series C, Sub-Series C-1,
                                              7.5% due 8/01/2002 (a)                                               4,946
                                              New York State Local Government Assistance Corporation
                                              Revenue Bonds (a):
                    AA-      Aaa        625      Series A, 7% due 4/01/2001                                          650
                    AAA      Aaa        600      Series D, 7% due 4/01/2002                                          636
                    NR*      Aaa        725   New York State Medical Care Facilities Finance
                                              Agency Revenue Bonds, 7.75% due 2/15/2001 (a)                          754
                    AA-      Aa3      5,305   New York State Power Authority Revenue and General
                                              Purpose Refunding Bonds, Series A, 5% due 2/15/2002                  5,338
                                              New York State Urban Development Corporation Revenue Bonds:
                    A        Aaa      5,000      7.50% due 4/01/2001 (a)                                           5,214
                    A        Baa1     4,525      (Correctional Capital Facilities), Series 4, 4.90%
                                                 due 1/01/2001                                                     4,531

Ohio--6.0%          AAA      Aaa      2,500   Cincinnati, Ohio, City School District, GO, TAN, 5.50%
                                              due 12/01/2003 (c)                                                   2,553
                    SP1+     NR*      4,650   Cleveland, Ohio, State University, General Receipt
                                              Revenue Notes, BAN, Series B, 3.85% due 1/16/2001                    4,638
                    AAA      Aaa      6,990   Columbus, Ohio, GO, Series 2, 5% due 6/15/2002                       7,044
                    AAA      Aaa      3,135   Kent State University, Ohio, University Revenue Bonds,
                                              VRDN, Series B, 4.15% due 5/01/2001 (b)(c)                           3,109

Oregon--1.6%        AA+      Aa2      4,815   Tri-County, Oregon, Metropolitan Transportation
                                              District, GO, Refunding (Light Rail Extension), Series A, 4%
                                              due 7/01/2003                                                        4,677

Pennsylvania--1.4%  NR*      MIG1++   4,000   North Wales, Pennsylvania, Water Authority Revenue
                                              Bonds (Rural Water Projects), 5.125% due 9/01/2001                   4,012

South Carolina      AA+      Aa1      5,855   Charleston County, South Carolina, School District,
--3.2%                                        GO, Refunding, 4% due 2/01/2003                                      5,709
                    AAA      Aaa      3,435   South Carolina State Public Service Authority Revenue
                                              Refunding Bonds, Series B, 7% due 7/01/2001 (a)                      3,589

Texas--6.0%         A1+      NR*      2,500   Harris County, Texas, Health Facilities Development
                                              Corporation, Hospital Revenue Refunding Bonds
                                              (Methodist Hospital), VRDN, 4.60% due 12/01/2025 (b)                 2,500
                    AA-      Aa3      7,000   Houston, Texas, GO, Refunding, Series C, 5.80%
                                              due 3/01/2002                                                        7,128
                    AAA      Aaa      3,925   Houston, Texas Independent School District, GO,
                                              6.375% due 8/15/2001 (g)                                             4,010
                    AA       Aa1      3,600   Texas State University System Revenue Bonds
                                              (Constitutional Appropriation), 4.75% due 8/15/2001                  3,613

Virginia--1.1%      AA       A1       3,330   Richmond, Virginia, GO, Equipment Notes, 4.25% due 5/15/2002         3,298

Washington--2.6%    AAA      Aaa      5,000   Seattle, Washington, Municipality of Metropolitan Seattle
                                              Sewer Revenue Bonds, Series U, 6.60% due
                                              1/01/2001 (a)(f)                                                     5,153
                    AA-      Aa1      2,275   Washington State Public Power Supply System, Revenue
                                              Refunding Bonds (Nuclear Project Number 3),
                                              Series A, 5% due 7/01/2003                                           2,284

Wisconsin--2.0%     AAA      NR*      5,720   Wisconsin State Health and Educational Facilities
                                              Authority Revenue Bonds (Medical College of Wisconsin
                                              Inc. Project), Series D, 7.35% due 12/01/2000 (a)                    5,875

                    Total Investments (Cost--$277,796)--96.0%                                                    276,161

                    Other Assets Less Liabilities--4.0%                                                           11,400
                                                                                                              ----------
                    Net Assets--100.0%                                                                        $  287,561
                                                                                                              ==========

(a)Prerefunded.
(b)The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2000.
(c)AMBAC Insured.
(d)MBIA Insured.
(e)FSA Insured.
(f)FGIC Insured.
(g)Escrowed to maturity.
(h)FHA Insured.
*Not Rated.
++Highest short-term rating issued by Moody's Investors Service, Inc.
Ratings of issues shown have not been audited by Deloitte &Touche
LLP.

See Notes to Financial Statements.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


STATEMENTS OF ASSETS AND LIABILITIES


                                                                                                             Limited
                                                                        Insured             National         Maturity
                    As of June 30, 2000                                Portfolio           Portfolio        Portfolio
Assets:             Investments, at value*                          $1,350,970,423     $1,025,401,901     $  276,161,366
                    Cash                                                     9,022             81,147             18,875
                    Receivables:
                      Interest                                          20,005,951         18,196,678          4,553,241
                      Securities sold                                    2,020,408         13,253,942         16,594,539
                      Capital shares sold                                  451,855            359,932            230,007
                    Prepaid registration fees and other assets             787,564            107,260             61,249
                                                                    --------------     --------------     --------------
                    Total assets                                     1,374,245,223      1,057,400,860        297,619,277
                                                                    --------------     --------------     --------------

Liabilities:        Payables:
                      Securities purchased                               8,128,234                 --          9,062,540
                      Capital shares redeemed                            3,304,916          1,182,219            654,413
                      Dividends to shareholders                          1,143,567            948,908            179,392
                      Investment adviser                                   383,110            386,347             76,489
                      Distributor                                          214,172            208,582             14,486
                    Accrued expenses and other liabilities                 314,828            257,375             70,774
                                                                    --------------     --------------     --------------
                    Total liabilities                                   13,488,827          2,983,431         10,058,094
                                                                    --------------     --------------     --------------

Net Assets:         Net assets                                      $1,360,756,396     $1,054,417,429     $  287,561,183
                                                                    ==============     ==============     ==============

Net Assets          Class A Common Stock, $.10 par value++          $   13,206,324     $    7,033,574     $    2,185,931
Consist of:         Class B Common Stock, $.10 par value++++             3,752,967          2,627,205            332,181
                    Class C Common Stock, $.10 par value++++++             174,672            312,207              3,140
                    Class D Common Stock, $.10 par value++++++++         1,349,227            893,081            396,454
                    Paid-in capital in excess of par                 1,382,834,154      1,103,341,153        288,531,042
                    Accumulated realized capital losses on
                    investments--net                                  (56,788,346)       (72,227,639)        (1,948,422)
                    Accumulated distributions in excess of
                    realized capital gains on investments--net        (22,021,059)          (596,027)          (304,677)
                    Unrealized appreciation (depreciation)
                    on investments--net                                 38,248,457         13,033,875        (1,634,466)
                                                                    --------------     --------------     --------------
                    Net assets                                      $1,360,756,396     $1,054,417,429     $  287,561,183
                                                                    ==============     ==============     ==============
Net Asset           Class A:
Value:                Net assets                                    $  972,420,120     $  682,552,989     $  215,420,997
                                                                    ==============     ==============     ==============
                      Shares outstanding                               132,063,243         70,335,737         21,859,312
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.36     $         9.70     $         9.85
                                                                    ==============     ==============     ==============
                    Class B:
                      Net assets                                    $  276,154,551     $  254,859,798     $   32,741,774
                                                                    ==============     ==============     ==============
                      Shares outstanding                                37,529,673         26,272,045          3,321,807
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.36     $         9.70     $         9.86
                                                                    ==============     ==============     ==============
                    Class C:
                      Net assets                                    $   12,855,886     $   30,303,121     $      308,337
                                                                    ==============     ==============     ==============
                      Shares outstanding                                 1,746,718          3,122,069             31,399
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.36     $         9.71     $         9.82
                                                                    ==============     ==============     ==============
                    Class D:
                      Net assets                                    $   99,325,839     $   86,701,521     $   39,090,075
                                                                    ==============     ==============     ==============
                      Shares outstanding                                13,492,271          8,930,814          3,964,538
                                                                    ==============     ==============     ==============
                      Net asset value and redemption
                      price per share                               $         7.36     $         9.71     $         9.86
                                                                    ==============     ==============     ==============

                    *Identified cost                                $1,312,721,966     $1,012,368,026     $  277,795,832
                                                                    ==============     ==============     ==============
                    ++Authorized shares--Class A                       500,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                    ++++Authorized shares--Class B                     375,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                    ++++++Authorized shares--Class C                   375,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                    ++++++++Authorized shares--Class D                 500,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                       See Notes to Financial Statements.


STATEMENTS OF OPERATIONS

                                                                                                             Limited
                                                                         Insured           National          Maturity
                    For the Year Ended June 30, 2000                    Portfolio         Portfolio         Portfolio
Investment          Interest and amortization of premium
Income:             and discount earned                             $   87,267,065     $   75,343,042     $   14,514,093
                                                                    --------------     --------------     --------------

Expenses:           Investment advisory fees                             5,507,883          5,692,201          1,145,746
                    Account maintenance and distribution
                    fees--Class B                                        2,511,198          2,293,643            140,192
                    Transfer agent fees--Class A                           293,769            269,416             48,877
                    Account maintenance fees--Class D                      231,832            227,525             64,944
                    Account maintenance and distribution
                    fees--Class C                                          114,185            308,907              1,777
                    Accounting services                                    222,800            173,375             20,681
                    Custodian fees                                         134,548            111,068             35,547
                    Transfer agent fees--Class B                           121,645            137,745             11,368
                    Professional fees                                       65,071            119,903              8,505
                    Printing and shareholder reports                        52,109             51,464             44,441
                    Registration fees                                       39,596             52,689             33,487
                    Transfer agent fees--Class D                            25,237             32,217             13,246
                    Pricing services                                        25,268             16,422             11,859
                    Directors' fees and expenses                            20,517             16,098              7,638
                    Transfer agent fees--Class C                             5,109             16,964                166
                    Other                                                   52,648             42,645              5,692
                                                                    --------------     --------------     --------------
                    Total expenses                                       9,423,415          9,562,282          1,594,166
                                                                    --------------     --------------     --------------
                    Investment income--net                              77,843,650         65,780,760         12,919,927
                                                                    --------------     --------------     --------------

Realized &          Realized loss on investments--net                 (78,541,901)       (62,192,724)          (385,160)
Unrealized Gain     Change in unrealized appreciation/
(Loss) on           depreciation on investments--net                     7,805,843        (8,162,695)        (1,879,787)
Investments--Net:                                                   --------------     --------------     --------------
                    Net Increase (Decrease) in Net Assets
                    Resulting from Operations                       $    7,107,592    $   (4,574,659)     $   10,654,980
                                                                    ==============     ==============     ==============


                       See Notes to Financial Statements.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000

STATEMENTS OF CHANGES IN NET ASSETS

                                                               Insured Portfolio               National Portfolio
                                                                  For the Year                     For the Year
                                                                 Ended June 30,                   Ended June 30,
Increase (Decrease) in Net Assets:                          2000             1999               2000           1999
Operations:         Investment income--net            $   77,843,650  $   90,946,268     $   65,780,760   $   74,353,391
                    Realized gain (loss) on
                    investments--net                    (78,541,901)      27,181,029       (62,192,724)        9,433,376
                    Change in unrealized
                    appreciation/depreciation on
                    investments--net                       7,805,843    (87,414,180)        (8,162,695)     (66,961,746)
                                                      --------------  --------------     --------------   --------------
                    Net increase (decrease) in net
                    assets resulting from
                    operations                             7,107,592      30,713,117        (4,574,659)       16,825,021
                                                      --------------  --------------     --------------   --------------

Dividends &         Investment income--net:
Distributions to      Class A                           (57,133,564)    (66,779,244)       (43,599,153)     (49,579,905)
Shareholders:         Class B                           (15,325,442)    (20,438,753)       (15,259,347)     (18,305,554)
                      Class C                              (646,631)       (699,230)        (1,906,874)      (2,146,172)
                      Class D                            (4,738,013)     (3,029,041)        (5,015,386)      (4,321,760)
                    Realized gain on investments--net:
                      Class A                                     --    (30,333,680)                 --               --
                      Class B                                     --    (11,021,698)                 --               --
                      Class C                                     --       (405,758)                 --               --
                      Class D                                     --     (1,454,294)                 --               --
                    In excess of realized gain on
                      investments--net:
                      Class A                           (15,607,942)              --                 --        (375,628)
                      Class B                            (4,878,687)              --                 --        (165,207)
                      Class C                              (207,962)              --                 --         (19,432)
                      Class D                            (1,326,468)              --                 --         (35,760)
                                                      --------------  --------------     --------------   --------------
                    Net decrease in net assets
                    resulting from dividends and
                    distributions to shareholders       (99,864,709)   (134,161,698)       (65,780,760)     (74,949,418)
                                                      --------------  --------------     --------------   --------------

Capital Share       Net decrease in net assets
Transactions:       derived from capital share
                    transactions                       (275,055,198)   (106,960,336)      (268,812,275)     (29,277,945)
                                                      --------------  --------------     --------------   --------------

Net Assets:         Total decrease in net assets       (367,812,315)   (210,408,917)      (339,167,694)     (87,402,342)
                    Beginning of year                  1,728,568,711   1,938,977,628      1,393,585,123    1,480,987,465
                                                      --------------  --------------     --------------   --------------
                    End of year                       $1,360,756,396  $1,728,568,711     $1,054,417,429   $1,393,585,123

                                                      ==============  ==============     ==============   ==============

                    See Notes to Financial Statements.


STATEMENTS OF CHANGES IN NET ASSETS

                                                                                            Limited Maturity Portfolio
Increase (Decrease) in Net Assets:                                                             2000              1999
Operations:         Investment income--net                                               $   12,919,927   $   14,976,944
                    Realized gain (loss) on
                    investments--net                                                          (385,160)          507,908
                    Change in unrealized
                    appreciation/depreciation on
                    investments--net                                                        (1,879,787)      (2,207,796)
                                                                                         --------------   --------------
                    Net increase (decrease) in net
                    assets resulting from
                    operations                                                               10,654,980       13,277,056
                                                                                         --------------   --------------

Dividends &         Investment income--net:
Distributions to      Class A                                                               (9,083,280)     (10,528,513)
Shareholders:         Class B                                                               (1,394,083)      (1,537,329)
                      Class C                                                                  (17,620)         (10,535)
                      Class D                                                               (2,424,944)      (2,900,567)
                    Realized gain on investments--net:
                      Class A                                                                        --               --
                      Class B                                                                        --               --
                      Class C                                                                        --               --
                      Class D                                                                        --               --
                    In excess of realized gain on
                      investments--net:
                      Class A                                                                        --        (211,240)
                      Class B                                                                        --         (35,110)
                      Class C                                                                        --            (281)
                      Class D                                                                        --         (58,046)
                                                                                         --------------   --------------
                    Net decrease in net assets
                    resulting from dividends and
                    distributions to shareholders                                          (12,919,927)     (15,281,621)
                                                                                         --------------   --------------

Capital Share       Net decrease in net assets
Transactions:       derived from capital share
                    transactions                                                           (98,688,194)     (18,483,783)
                                                                                         --------------   --------------

Net Assets:         Total decrease in net assets                                          (100,953,141)     (20,488,348)
                    Beginning of year                                                       388,514,324      409,002,672
                                                                                         --------------   --------------
                    End of year                                                          $  287,561,183   $  388,514,324
                                                                                         ==============   ==============

                    See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS

                                                                                Insured Portfolio
The following per share data and ratios have been derived                          Class A
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $        7.79   $        8.25   $        8.06   $        7.91   $        7.92
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .40             .41             .43             .45             .44
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.32)           (.27)             .20             .15           (.01)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .08             .14             .63             .60             .43
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.40)           (.41)           (.43)           (.45)           (.44)
                      Realized gain on
                      investments--net                --           (.19)           (.01)              --              --
                      In excess of realized
                      gain in investments--net     (.11)              --              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.51)           (.60)           (.44)           (.45)           (.44)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        7.36   $        7.79   $        8.25   $        8.06   $        7.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                1.21%           1.56%           8.05%           7.72%           5.51%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .43%            .42%            .42%            .44%            .43%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         5.33%           5.02%           5.29%           5.58%           5.55%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets,
Data:               end of year
                    (in thousands)         $     972,420  $    1,216,346  $    1,377,025  $    1,441,785  $    1,572,835
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            94.08%          86.35%         102.89%          74.40%          78.49%
                                           =============   =============   =============   =============   =============

                                                                                Insured Portfolio
The following per share data and ratios have been derived                          Class B
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $        7.78   $        8.24   $        8.05   $        7.91   $        7.92
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .34             .35             .37             .39             .38
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.31)           (.27)             .20             .14           (.01)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .03             .08             .57             .53             .37
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.34)           (.35)           (.37)           (.39)           (.38)
                      Realized gain on
                      investments--net                --           (.19)           (.01)              --              --
                      In excess of realized
                      gain in investments--net     (.11)              --              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.45)           (.54)           (.38)           (.39)           (.38)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        7.36   $        7.78   $        8.24   $        8.05   $        7.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                 .57%            .79%           7.24%           6.78%           4.71%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                       1.19%           1.18%           1.18%           1.19%           1.19%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         4.56%           4.26%           4.53%           4.82%           4.80%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $     276,154   $     414,135   $     498,624   $     560,105   $     723,090
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            94.08%          86.35%         102.89%          74.40%          78.49%
                                           =============   =============   =============   =============   =============


*Total investment returns exclude the effects of sales charges.

See Notes to Financial Statements.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


FINANCIAL HIGHLIGHTS (continued)

                                                                                Insured Portfolio
The following per share data and ratios have been derived                          Class C
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $        7.78   $        8.24   $        8.06   $        7.91   $        7.92
Performance:                               -------------   -------------   -------------   -------------    ------------
                    Investment income--net           .34             .34             .37             .38             .38
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.31)           (.27)             .19             .15           (.01)
                                           -------------   -------------   -------------   -------------    ------------
                    Total from investment
                    operations                       .03             .07             .56             .53             .37
                                           -------------   -------------   -------------   -------------    ------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.34)           (.34)           (.37)           (.38)           (.38)
                      Realized gain on
                    investments--net                  --           (.19)           (.01)              --              --
                      In excess of realized
                    gain in investments--net       (.11)              --              --              --              --
                                           -------------   -------------   -------------   -------------    ------------
                    Total dividends and
                    distributions                  (.45)           (.53)           (.38)           (.38)           (.38)
                                           -------------   -------------   -------------   -------------    ------------
                    Net asset value,
                    end of year            $        7.36  $         7.78   $        8.24   $        8.06   $        7.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                 .52%            .74%           7.05%           6.86%           4.65%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                       1.24%           1.23%           1.23%           1.25%           1.24%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         4.52%           4.21%           4.48%           4.77%           4.75%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $      12,856   $      16,850   $      14,623   $      11,922   $      18,936
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            94.08%          86.35%         102.89%          74.40%          78.49%

                                           =============   =============   =============   =============   =============


                                                                                Insured Portfolio
The following per share data and ratios have been derived                          Class D
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $        7.79   $        8.24   $        8.06   $        7.91   $        7.92
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .38             .39             .41             .43             .42
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.32)           (.26)             .19             .15           (.01)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .06             .13             .60             .58             .41
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.38)           (.39)           (.41)           (.43)           (.42)
                      Realized gain on
                      investments--net                --           (.19)           (.01)              --              --
                      In excess of realized
                      gain in investments--net     (.11)              --              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.49)           (.58)           (.42)           (.43)           (.42)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        7.36   $        7.79   $        8.24   $        8.06   $        7.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                 .96%           1.43%           7.65%           7.46%           5.25%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .68%            .67%            .67%            .69%            .68%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         5.10%           4.77%           5.03%           5.33%           5.31%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $      99,326   $      81,238   $      48,706   $      38,422   $      51,772
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            94.08%          86.35%         102.89%          74.40%          78.49%

                                           =============   =============   =============   =============   =============


                                                                                National Portfolio
The following per share data and ratios have been derived                          Class A
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $       10.22   $       10.64   $       10.38   $       10.11   $       10.02
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .56             .56             .59             .60             .60
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.52)           (.42)             .26             .27             .09
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .04             .14             .85             .87             .69
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.56)           (.56)           (.59)           (.60)           (.60)
                      In excess of realized
                      gain on investments--net        --            --++              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.56)           (.56)           (.59)           (.60)           (.60)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.70   $       10.22   $       10.64   $       10.38   $       10.11
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                 .58%           1.28%           8.36%           8.84%           6.98%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .56%            .55%            .55%            .55%            .56%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         5.74%           5.26%           5.58%           5.86%           5.89%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $     682,553   $     877,841   $     964,940   $     983,650   $     983,550
                                           =============   =============   =============   =============   =============
                    Portfolio turnover           108.43%         125.75%         142.02%          99.52%          95.09%

                                           =============   =============   =============   =============   =============


                                                                                National Portfolio
The following per share data and ratios have been derived                          Class B
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $       10.21   $       10.63   $       10.37   $       10.11   $       10.02
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .49             .48             .51             .52             .52
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.51)           (.42)             .26             .26             .09
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                     (.02)             .06             .77             .78             .61
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.49)           (.48)           (.51)           (.52)           (.52)
                      In excess of realized
                      gain on investments--net        --            --++              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.49)           (.48)           (.51)           (.52)           (.52)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.70   $       10.21   $       10.63   $       10.37   $       10.11
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share               (.09%)            .51%           7.55%           7.92%           6.17%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                       1.32%           1.31%           1.31%           1.31%           1.32%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         4.98%           4.50%           4.82%           5.10%           5.13%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $     254,860   $     374,642   $     406,798   $     415,103   $     399,341
                                           =============   =============   =============   =============   =============
                    Portfolio turnover           108.43%         125.75%         142.02%          99.52%          95.09%
                                           =============   =============   =============   =============   =============


*Total investment returns exclude the effects of sales charges.
++Amount is less than $.01 per share.

See Notes to Financial Statements.



Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000

FINANCIAL HIGHLIGHTS (continued)

                                                                                National Portfolio
The following per share data and ratios have been derived                          Class C
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $       10.22   $       10.64   $       10.38   $       10.11   $       10.03
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .48             .47             .50             .52             .52
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.51)           (.42)             .26             .27             .08
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                     (.03)             .05             .76             .79             .60
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.48)           (.47)           (.50)           (.52)           (.52)
                      In excess of realized
                      gain on investments--net        --            --++              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.48)           (.47)           (.50)           (.52)           (.52)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.71   $       10.22   $       10.64   $       10.38   $       10.11
                                           =============   =============   =============   =============   =============
Total Investment    Based on net asset
Return:*            value per share               (.13%)            .47%           7.49%           7.97%           6.01%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                       1.37%           1.36%           1.36%           1.36%           1.37%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         4.92%           4.45%           4.76%           5.04%           5.08%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $      30,303   $      47,901   $      41,087   $      28,096   $      13,291
                                           =============   =============   =============   =============   =============
                    Portfolio turnover           108.43%         125.75%         142.02%          99.52%          95.09%

                                           =============   =============   =============   =============   =============


                                                                                National Portfolio
The following per share data and ratios have been derived                          Class D
from information provided in the financial statements.                   For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:            2000            1999         1998            1997           1996
Per Share           Net asset value,
Operating           beginning of year      $       10.22   $       10.64   $       10.39   $       10.12   $       10.03
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .54             .53             .56             .58             .57
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.51)           (.42)             .25             .27             .09
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .03             .11             .81             .85             .66
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.54)           (.53)           (.56)           (.58)           (.57)
                      In excess of realized
                      gain on investments--net        --            --++              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.54)           (.53)           (.56)           (.58)           (.57)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.71   $       10.22   $       10.64   $       10.39   $       10.12
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                 .43%           1.03%           7.99%           8.57%           6.71%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .81%            .81%            .80%            .80%            .81%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         5.50%           5.01%           5.32%           5.60%           5.64%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $      86,701   $      93,201   $      68,162   $      51,038   $      43,884
                                           =============   =============   =============   =============   =============
                    Portfolio turnover           108.43%         125.75%         142.02%          99.52%          95.09%

                                           =============   =============   =============   =============   =============


                                                                            Limited Maturity Portfolio
                                                                                      Class A
The following per share data and ratios have been derived
from information provided in the financial statements.                      For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:          2000            1999            1998           1997             1996
Per Share           Net asset value,
Operating           beginning of year      $        9.91   $        9.96   $        9.93   $        9.91   $        9.92
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .38             .37             .39             .39             .38
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.06)           (.04)             .03             .04           (.01)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .32             .33             .42             .43             .37
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.38)           (.37)           (.39)           (.39)           (.38)
                      Realized gain on
                      investments--net                --              --              --           (.02)              --
                      In excess of realized
                      gain on investments--net        --           (.01)              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.38)           (.38)           (.39)           (.41)           (.38)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.85   $        9.91   $        9.96   $        9.93   $        9.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                3.31%           3.37%           4.26%           4.40%           3.75%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .40%            .43%            .43%            .39%            .44%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         3.83%           3.75%           3.88%           3.93%           3.83%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $     215,421   $     261,970   $     295,641   $     343,641   $     417,097
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            51.42%          40.28%          72.69%          61.90%          88.32%
                                           =============   =============   =============   =============   =============

*Total investment returns exclude the effects of sales charges.
++Amount is less than $.01 per share.

See Notes to Financial Statements.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000

FINANCIAL HIGHLIGHTS (concluded)

                                                                            Limited Maturity Portfolio
                                                                                    Class B
The following per share data and ratios have been derived
from information provided in the financial statements.                      For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:          2000            1999            1998           1997             1996
Per Share           Net asset value,
Operating           beginning of year      $        9.92   $        9.97   $        9.94   $        9.91   $        9.92
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .35             .34             .35             .36             .35
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.06)           (.04)             .03             .05           (.01)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .29             .30             .38             .41             .34
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.35)           (.34)           (.35)           (.36)           (.35)
                      Realized gain on
                      investments--net                --              --              --           (.02)              --
                      In excess of realized
                      gain on investments--net        --           (.01)              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.35)           (.35)           (.35)           (.38)           (.35)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.86   $        9.92   $        9.97   $        9.94   $        9.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return:*            value per share                2.94%           3.01%           3.89%           4.13%           3.37%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .76%            .78%            .78%            .75%            .80%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment
                    income--net                    3.47%           3.39%           3.43%           3.58%           3.46%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end
Data:               of year
                    (in thousands)         $      32,742   $      42,930   $      44,714   $      54,275   $      71,075
                                           =============   =============   =============   =============   =============
                    Portfolio
                    turnover                      51.42%          40.28%          72.69%          61.90%          88.32%
                                           =============   =============   =============   =============   =============


                                                                            Limited Maturity Portfolio
                                                                                    Class C
The following per share data and ratios have been derived
from information provided in the financial statements.                      For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:          2000            1999            1998           1997             1996
Per Share           Net asset value,
Operating           beginning of year      $        9.88   $        9.94   $        9.91   $        9.88   $        9.92
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .34             .34             .35             .35             .34
                    Realized and
                    unrealized gain (loss)
                    on investments--net            (.06)           (.05)             .03             .05           (.04)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .28             .29             .38             .40             .30
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.34)           (.34)           (.35)           (.35)           (.34)
                      Realized gain on
                      investments--net                --              --              --           (.02)              --
                      In excess of realized
                      gain on investments--net        --           (.01)              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.34)           (.35)           (.35)           (.37)           (.34)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.82   $        9.88   $        9.94   $        9.91   $        9.88
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return*:            value per share                2.93%           2.89%           3.88%           4.11%           2.97%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .76%            .79%            .79%            .75%            .80%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         3.46%           3.37%           4.27%           3.57%           3.41%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $         308   $         437   $          86   $         108   $          94
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            51.42%          40.28%          72.69%          61.90%          88.32%

                                           =============   =============   =============   =============   =============


                                                                            Limited Maturity Portfolio
                                                                                    Class D
The following per share data and ratios have been derived
from information provided in the financial statements.                      For the Year Ended June 30,
Increase (Decrease) in Net Asset Value:          2000            1999            1998           1997             1996
Per Share           Net asset value,
Operating           beginning of year      $        9.92   $        9.97   $        9.94   $        9.91   $        9.93
Performance:                               -------------   -------------   -------------   -------------   -------------
                    Investment income--net           .37             .37             .38             .38             .37
                    Realized and unrealized
                    gain (loss) on
                    investments--net               (.06)           (.04)             .03             .05           (.02)
                                           -------------   -------------   -------------   -------------   -------------
                    Total from investment
                    operations                       .31             .33             .41             .43             .35
                                           -------------   -------------   -------------   -------------   -------------
                    Less dividends and
                    distributions:
                      Investment income--net       (.37)           (.37)           (.38)           (.38)           (.37)
                      Realized gain on
                      investments--net                --              --              --           (.02)              --
                      In excess of realized
                      gain on investments--net        --           (.01)              --              --              --
                                           -------------   -------------   -------------   -------------   -------------
                    Total dividends and
                    distributions                  (.37)           (.38)           (.38)           (.40)           (.37)
                                           -------------   -------------   -------------   -------------   -------------
                    Net asset value,
                    end of year            $        9.86   $        9.92   $        9.97   $        9.94   $        9.91
                                           =============   =============   =============   =============   =============

Total Investment    Based on net asset
Return*:            value per share                3.20%           3.27%           4.16%           4.40%           3.55%
                                           =============   =============   =============   =============   =============

Ratios to Average   Expenses                        .50%            .53%            .54%            .48%            .54%
Net Assets:                                =============   =============   =============   =============   =============
                    Investment income--net         3.72%           3.65%           3.89%           3.84%           3.71%
                                           =============   =============   =============   =============   =============

Supplemental        Net assets, end of
Data:               year (in thousands)    $      39,090   $      83,177   $      68,562   $      20,383   $      15,886
                                           =============   =============   =============   =============   =============
                    Portfolio turnover            51.42%          40.28%          72.69%          61.90%          88.32%
                                           =============   =============   =============   =============   =============

*Total investment returns exclude the effects of sales charges.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies:
Merrill Lynch Municipal Bond Fund, Inc. ("the Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The Fund's Portfolios offer four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Insured Portfolio: Where bonds in the Portfolio have not been insured pursuant to policies obtained by the issuer, the Fund has obtained insurance with respect to the payment of interest and principal of each bond. Such insurance is valid as long as the bonds are held by the Fund.

All Portfolios: Municipal bonds and money market securities are traded primarily in the over-the-counter markets and are valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Positions in futures contracts and options thereon, which are traded on exchanges, are valued at closing prices as of the close of such exchanges. Assets for which market quotations are not readily available are valued at fair value on a consistent basis using methods determined in good faith by the Fund's Board of Directors, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Fund's Portfolios may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Portfolios deposit and maintain as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolios agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolios as unrealized gains or losses. When the contract is closed, the Portfolios record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Prepaid registration fees--Prepaid registration fees are charged to expenses as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of realized capital gains are due primarily to differing tax treatments for futures transactions and post-October losses.


2. Investment Advisory Agreement and Transactions with
Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Fund's portfolios and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. For such services, FAM receives at the end of each month a fee with respect to each Portfolio at the annual rates set forth below which are based upon the average daily value of the Fund's net assets.

                                        Rate of Advisory Fee
Aggregate of Average Daily                                  Limited
Net Assets of the Three         Insured      National       Maturity
Combined Portfolios            Portfolio    Portfolio      Portfolio

Not exceeding $250 million          .40  %      .50  %      .40  %

In excess of $250 million
but not exceeding $400 million      .375        .475        .375

In excess of $400 million
but not exceeding $550 million      .375        .475        .35

In excess of $550 million
but not exceeding $1.5 billion      .375        .475        .325

In excess of $1.5 billion           .35         .475        .325


Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                Account Maintenance Fees             Distribution Fees
                                   Limited                           Limited
          Insured      National    Maturity   Insured     National   Maturity
         Portfolio    Portfolio   Portfolio  Portfolio   Portfolio  Portfolio

Class B     .25%          .25%       .15%       .50%        .50%        .20%
Class C     .25           .25        .15        .55         .55         .20
Class D     .25           .25        .10         --          --          --


Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended June 30, 2000, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares as follows:

                                                   Limited
                         Insured       National    Maturity
                        Portfolio     Portfolio   Portfolio

Class A Shares:
FAMD                    $10,183       $ 6,460      $  862
MLPF&S                   74,788        50,441       5,650

Class D Shares:
FAMD                    $ 3,188       $ 3,415      $  343
MLPF&S                   28,397        32,454       5,383



For the year ended June 30, 2000, MLPF&S received contingent deferred sales charges of $966,992 relating to transactions in Class B Shares, amounting to $403,468, $540,744 and $22,780 in the Insured, National and Limited Maturity Portfolios, respectively, and $28,148 relating to transactions in Class C Shares, amounting to $2,183, $24,262 and $1,703 in the Insured, National and Limited Maturity Portfolios, respectively. Furthermore, MLPF&S received contingent deferred sales charges of $843 relating to transactions subject to front-end sales charge waivers in Class A Shares in the Limited Maturity Portfolio and $1,439 relating to transactions subject to front-end sales charge waivers in Class D Shares, amounting to $1,009 and $430 in the National and Limited Maturity Portfolios, respectively.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended June 30, 2000 were as follows:

                                  Purchases            Sales

Insured Portfolio              $1,332,360,477     $1,522,057,134
National Portfolio              1,222,380,547      1,427,945,566
Limited Maturity Portfolio        156,513,327        253,537,057


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


NOTES TO FINANCIAL STATEMENTS (continued)

Net realized gains (losses) for the year ended June 30, 2000 and net unrealized gains (losses) as of June 30, 2000 were as follows:


                                          Realized      Unrealized
Insured Portfolio                          Losses         Gains

Long-term investments              $  (74,296,651)   $   38,248,457
Financial futures contracts            (4,245,250)               --
                                    --------------   --------------
Total                              $  (78,541,901)   $   38,248,457
                                    ==============   ==============


                                          Realized      Unrealized
National Portfolio                     Gains (Losses)     Gains

Long-term investments              $  (62,235,037)   $   13,033,875
Financial futures contracts                 42,313               --
                                    --------------   --------------
Total                              $  (62,192,724)   $   13,033,875
                                    ==============   ==============


                                          Realized      Unrealized
Limited Maturity Portfolio                 Losses         Losses

Long-term investments               $    (385,160)  $   (1,634,466)
                                    --------------   --------------
Total                               $    (385,160)  $   (1,634,466)
                                    ==============   ==============

As of June 30, 2000 net unrealized appreciation/depreciation for Federal income tax purposes were as follows:

                                                              Net
                            Gross            Gross         Unrealized
                          Unrealized       Unrealized     Appreciation
                         Appreciation     Depreciation   (Depreciation)

Insured Portfolio        $42,444,441   $ (4,195,984)       $38,248,457
National Portfolio        35,716,606     (22,682,731)       13,033,875
Limited Maturity
Portfolio                    250,611     (1,885,077)       (1,634,466)


The aggregate cost of investments at June 30, 2000 for Federal income tax purposes was $1,312,721,966 for the Insured Portfolio, $1,012,368,026 for the National Portfolio, and $277,795,832 for the Limited Maturity Portfolio.


4. Capital Share Transactions:
Net decrease in net assets derived from capital share transactions for the years ended June 30, 2000 and June 30, 1999 were $(275,055,198) and $(106,960,336), respectively, for the Insured Portfolio; $(268,812,275) and $(29,277,945), respectively, for the National Portfolio, and $(98,688,194) and $(18,483,783), respectively, for the Limited Maturity Portfolio.

Transactions in capital shares for each class were as follows:

Insured Portfolio
Class A Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              2,189,238   $   16,064,750
Shares issued to shareholders in reinvest-
ment of dividends and distributions      4,168,354       30,616,793
                                    --------------   --------------
Total issued                             6,357,592       46,681,543
Shares redeemed                       (30,464,525)    (225,027,241)
                                    --------------   --------------
Net decrease                          (24,106,933)  $ (178,345,698)
                                    ==============   ==============

Insured Portfolio
Class A Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              2,523,386   $   20,682,133
Shares issued to shareholders in reinvest-
ment of dividends and distributions      5,070,798       41,426,673
                                    --------------   --------------
Total issued                             7,594,184       62,108,806
Shares redeemed                       (18,415,364)    (150,312,025)
                                    --------------   --------------
Net decrease                          (10,821,180)  $  (88,203,219)
                                    ==============   ==============

Insured Portfolio
Class B Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              3,270,666   $   24,137,115
Shares issued to shareholders in reinvest-
ment of dividends and distributions      1,345,927        9,877,799
                                    --------------   --------------
Total issued                             4,616,593       34,014,914
Automatic conversion of shares         (5,976,596)     (44,419,700)
Shares redeemed                       (14,317,769)    (105,647,752)
                                    --------------   --------------
Net decrease                          (15,677,772)  $ (116,052,538)
                                    ==============   ==============

Insured Portfolio
Class B Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              5,641,000   $   46,434,676
Shares issued to shareholders in reinvest-
ment of dividends and distributions      1,938,622       15,832,867
                                    --------------   --------------
Total issued                             7,579,622       62,267,543
Automatic conversion of shares         (4,030,189)     (32,518,388)
Shares redeemed                       (10,851,320)     (88,606,396)
                                    --------------   --------------
Net decrease                           (7,301,887)  $  (58,857,241)
                                    ==============   ==============

Insured Portfolio
Class C Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                                460,085   $    3,400,275
Shares issued to shareholders in reinvest-
ment of dividends and distributions         58,936          432,490
                                    --------------   --------------
Total issued                               519,021        3,832,765
Shares redeemed                          (936,770)      (6,943,556)
                                    --------------   --------------
Net decrease                             (417,749)  $   (3,110,791)
                                    ==============   ==============

Insured Portfolio
Class C Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              1,057,672   $    8,728,474
Shares issued to shareholders in reinvest-
ment of dividends and distributions         78,764          642,933
                                    --------------   --------------
Total issued                             1,136,436        9,371,407
Shares redeemed                          (746,046)      (6,101,279)
                                    --------------   --------------
Net increase                               390,390   $    3,270,128
                                    ==============   ==============

Insured Portfolio
Class D Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              5,635,273   $   41,646,584
Automatic conversion of shares           5,974,043       44,419,700
Shares issued to shareholders in reinvest-
ment of dividends and distributions        401,383        2,941,244
                                    --------------   --------------
Total issued                            12,010,699       89,007,528
Shares redeemed                        (8,952,192)     (66,553,699)
                                    --------------   --------------
Net increase                             3,058,507   $   22,453,829
                                    ==============   ==============

Insured Portfolio
Class D Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              6,472,195   $   53,073,631
Automatic conversion of shares           4,027,297       32,518,388
Shares issued to shareholders in reinvest-
ment of dividends and distributions        284,865        2,322,184
                                    --------------   --------------
Total issued                            10,784,357       87,914,203
Shares redeemed                        (6,260,301)     (51,084,207)
                                    --------------   --------------
Net increase                             4,524,056   $   36,829,996
                                    ==============   ==============

National Portfolio
Class A Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              2,501,422   $   24,056,825
Shares issued to shareholders in
reinvestment of dividends                2,217,109       21,483,144
                                    --------------   --------------
Total issued                             4,718,531       45,539,969
Shares redeemed                       (20,297,630)    (196,458,002)
                                    --------------   --------------
Net decrease                          (15,579,099)  $ (150,918,033)
                                    ==============   ==============

National Portfolio
Class A Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              5,156,566   $   54,885,021
Shares issued to shareholders in reinvest-
ment of dividends and distributions      2,320,546       24,626,470
                                    --------------   --------------
Total issued                             7,477,112       79,511,491
Shares redeemed                       (12,286,769)    (130,243,238)
                                    --------------   --------------
Net decrease                           (4,809,657)  $  (50,731,747)
                                    ==============   ==============

National Portfolio
Class B Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              3,230,018   $   31,342,736
Shares issued to shareholders in
reinvestment of dividends                  723,846        7,016,462
                                    --------------   --------------
Total issued                             3,953,864       38,359,198
Automatic conversion of shares         (1,771,855)     (17,264,191)
Shares redeemed                       (12,589,149)    (121,755,396)
                                    --------------   --------------
Net decrease                          (10,407,140)  $ (100,660,389)
                                    ==============   ==============


National Portfolio
Class B Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              7,103,091   $   75,637,764
Shares issued to shareholders in reinvest-
ment of dividends and distributions        842,039        8,936,016
                                    --------------   --------------
Total issued                             7,945,130       84,573,780
Automatic conversion of shares         (1,680,490)     (17,743,676)
Shares redeemed                        (7,846,538)     (83,194,847)
                                    --------------   --------------
Net decrease                           (1,581,898)  $  (16,364,743)
                                    ==============   ==============


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


NOTES TO FINANCIAL STATEMENTS (concluded)


National Portfolio
Class C Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                                592,010   $    5,777,103
Shares issued to shareholders in
reinvestment of dividends                  110,217        1,068,763
                                    --------------   --------------
Total issued                               702,227        6,845,866
Shares redeemed                        (2,267,391)     (21,908,932)
                                    --------------   --------------
Net decrease                           (1,565,164)  $  (15,063,066)
                                    ==============   ==============


National Portfolio
Class C Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              2,059,325   $   21,920,588
Shares issued to shareholders in reinvest-
ment of dividends and distributions        114,406        1,213,929
                                    --------------   --------------
Total issued                             2,173,731       23,134,517
Shares redeemed                        (1,348,878)     (14,247,726)
                                    --------------   --------------
Net increase                               824,853   $    8,886,791
                                    ==============   ==============

National Portfolio
Class D Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              4,890,948   $   47,366,022
Automatic conversion of shares           1,770,615       17,264,191
Shares issued to shareholders in
reinvestment of dividends                  236,352        2,290,783
                                    --------------   --------------
Total issued                             6,897,915       66,920,996
Shares redeemed                        (7,085,726)     (69,091,783)
                                    --------------   --------------
Net decrease                             (187,811)  $   (2,170,787)
                                    ==============   ==============

National Portfolio
Class D Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              5,435,500   $   57,997,735
Automatic conversion of shares           1,679,382       17,743,676
Shares issued to shareholders in reinvest-
ment of dividends and distributions        200,319        2,125,076
                                    --------------   --------------
Total issued                             7,315,201       77,866,487
Shares redeemed                        (4,602,754)     (48,934,733)
                                    --------------   --------------
Net increase                             2,712,447   $   28,931,754
                                    ==============   ==============

Limited Maturity Portfolio
Class A Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              1,536,138   $   15,117,350
Shares issued to shareholders in
reinvestment of dividends                  512,562        5,053,751
                                    --------------   --------------
Total issued                             2,048,700       20,171,101
Shares redeemed                        (6,612,955)     (65,210,325)
                                    --------------   --------------
Net decrease                           (4,564,255)  $  (45,039,224)
                                    ==============   ==============

Limited Maturity Portfolio
Class A Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              1,531,619   $   15,316,774
Shares issued to shareholders in reinvest-
ment of dividends and distributions        600,760        6,003,286
                                    --------------   --------------
Total issued                             2,132,379       21,320,060
Shares redeemed                        (5,378,094)     (53,754,851)
                                    --------------   --------------
Net decrease                           (3,245,715)  $  (32,434,791)
                                    ==============   ==============

Limited Maturity Portfolio
Class B Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                                890,806   $    8,796,176
Shares issued to shareholders in
resinvestment of dividends                  90,275          890,200
                                    --------------   --------------
Total issued                               981,081        9,686,376
Automatic conversion of shares            (20,095)        (198,201)
Shares redeemed                        (1,968,527)     (19,397,167)
                                    --------------   --------------
Net decrease                           (1,007,541)  $   (9,908,992)
                                    ==============   ==============

Limited Maturity Portfolio
Class B Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              1,338,974   $   13,393,753
Shares issued to shareholders in resinvest-
ment of dividends and distributions        102,051        1,019,989
                                    --------------   --------------
Total issued                             1,441,025       14,413,742
Automatic conversion of shares             (4,824)         (48,169)
Shares redeemed                        (1,593,291)     (15,930,886)
                                    --------------   --------------
Net decrease                             (157,090)  $   (1,565,313)
                                   ===============   ==============


Limited Maturity Portfolio
Class C Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                                 71,755   $      707,095
Shares issued to shareholders in
reinvestment of dividends                    1,301           12,780
                                    --------------   --------------
Total issued                                73,056          719,875
Shares redeemed                           (85,885)        (844,221)
                                    --------------   --------------
Net decrease                              (12,829)   $    (124,346)
                                    ==============   ==============

Limited Maturity Portfolio
Class C Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                                 63,750   $      635,910
Shares issued to shareholders in reinvest-
ment of dividends and distributions            804            8,012
                                    --------------   --------------
Total issued                                64,554          643,922
Shares redeemed                           (28,985)        (289,370)
                                    --------------   --------------
Net increase                                35,569    $     354,552
                                    ==============   ==============

Limited Maturity Portfolio
Class D Shares for the Year                               Dollar
Ended June 30, 2000                        Shares         Amount

Shares sold                              1,521,072   $   15,017,187
Automatic conversion of shares              20,088          198,201
Shares issued to shareholders in
reinvestment of dividends                  131,400        1,296,203
                                    --------------   --------------
Total issued                             1,672,560       16,511,591
Shares redeemed                        (6,094,726)     (60,127,223)
                                    --------------   --------------
Net decrease                           (4,422,166)  $  (43,615,632)
                                    ==============   ==============

Limited Maturity Portfolio
Class D Shares for the Year                               Dollar
Ended June 30, 1999                        Shares         Amount

Shares sold                              7,562,021   $   75,656,488
Automatic conversion of shares               4,820           48,169
Shares issued to shareholders in reinvest-
ment of dividends and distributions        137,748        1,377,161
                                    --------------   --------------
Total issued                             7,704,589       77,081,818
Shares redeemed                        (6,196,465)     (61,920,049)
                                    --------------   --------------
Net increase                             1,508,124   $   15,161,769
                                    ==============   ==============


5. Short-Term Borrowings:
On December 3, 1999, the Insured and National Portfolios, along with certain other funds managed by FAM, entered into a one-year, unsecured $1,000,000,000 credit agreement with The Bank of New York and certain other institutions party thereto. The funds may borrow money for temporary or emergency purposes to fund shareholder redemptions. The agreement bears interest at the Federal Funds rate plus .50%. The Insured and National Portfolios did not borrow from the facility during the year ended June 30, 2000.


6. Capital Loss Carryforward:
At June 30, 2000, the Insured Portfolio had a net capital loss carryforward of approximately $17,630,000, all of which expires in 2008; the National Portfolio had a net capital loss carryforward of approximately $25,616,000, all of which expires in 2008; and the Limited Maturity Portfolio had a net capital loss carryforward of approximately $2,048,000, of which $1,928,000 expires in 2003 and $120,000 expires in 2008. These amounts will be available to offset like amounts of any future taxable gains.


Merrill Lynch Municipal Bond Fund, Inc., June 30, 2000


INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch Municipal Bond Fund, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Merrill Lynch Municipal Bond Fund, Inc. (comprising, respectively, the Insured, National and Limited Maturity Portfolios) as of June 30, 2000, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 2000 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Merrill Lynch Municipal Bond Fund, Inc. as of June 30, 2000, the results of their operations, the changes in their net assets, and their financial highlights for the respective stated periods in accordance with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Princeton, New Jersey
August 18, 2000


IMPORTANT TAX INFORMATION (unaudited)


All of the net investment income distributions declared daily by Merrill Lynch Municipal Bond Fund, Inc. during its taxable year ended June 30, 2000 qualify as tax-exempt interest dividends for Federal income tax purposes.

Additionally, the following table summarizes the per share taxable distributions paid by the Fund during the year.

                         Record        Payable      Ordinary      Long-Term
                          Date           Date        Income     Capital Gains

Insured Portfolio       12/21/99      12/31/99     $.000089      $.109295*

*The entire distribution is subject to the 20% tax rate.

There were no taxable distributions declared by the National or Limited Maturity Portfolios during the year. Please retain this information for your records.